OFFICE LEASE

HEALTH RESEARCH ASSOCIATION

a California non-profit public benefit corporation,

as Landlord,

and

Response Genetics, Inc.,

a Delaware corporation,

as Tenant

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30185606\V-1

SUMMARY OF BASIC LEASE INFORMATION

The undersigned hereby agree to the following terms of this Summary of Basic Lease Information (the "Summary"). This Summary is hereby incorporated into and made a part of the attached Office Lease (this Summary and the Office Lease to be known collectively as the "Lease"). Each reference in the Office Lease to any term of this Summary shall have the meaning as set forth in this Summary for such term. In the event of a conflict between the terms of this Summary and the Office Lease, the terms of the Office Lease shall prevail. Any initially capitalized terms used herein and not otherwise defined herein shall have the meaning as set forth in the Office Lease.

	TERMS OF LEASE (References are to the Office Lease)	DESCRIPTION
1.	Dated as of:	September 16, 2004
2.	Landlord:	Health Research Association, a California non-profit public benefit corporation
3.	Address of Landlord (Section 30.14):	1640 Marengo Street, 7th Floor Los Angeles, California 90033 Attention: CFO
4.	Tenant:	Response Genetics, Inc., a Delaware corporation
5.	Address of Tenant (Section 30.14):	1640 Marengo Street, 6th Floor Los Angeles, California 90033 Attention: Eric Alcorn, Vice President, Finance
6.	Premises (Article 1)	
6.1	Building:	1640 Marengo Street Los Angeles, California 90033
6.2	Premises:	Suites 600 and 620, consisting of approximately 9,318 rentable square feet (9,318 useable square feet) of space located on the 6th floor of the Building, as set forth in Exhibit A attached hereto.
6.3	Number of rentable square feet in Building:	59,488 rentable square feet
7.	Term (Article 2)	

7.1 Lease Term: January 25, 2005 through January 31, 2010

7.2 Lease Commencement Date: January 25, 2005

7.3 Lease Expiration Date: January 31, 2010

8. Base Rent (Article 3):

Lease Year	Annual Base Rent	Monthly Installment of Base Rent	Annual Rental Rate Per Rentable Square Foot
2005	$229,222,80	$19,101.90	$2.05
2006	2005 plus CPI increase	2005 plus CPI increase	2005 plus CPI increase
2007	2006 plus CPI increase	2006 plus CPI increase	2006 plus CPI increase
2008	2007 plus CPI increase	2007 plus CPI increase	2007 plus CPI increase
2009	2008 plus CPI increase	2008 plus CPI increase	2009 plus CPI increase

9. Additional Rent (Article 4):

9.1 Base Year: The calendar year of 2004.

9.2 Tenant's Share 15.66% not to exceed an increase equal to the CPI increase per year

10. Security Deposit (Article 21): $19,101.90

11. Number of Parking Passes (Article 28): Twenty-one (21) unreserved parking spaces in the surface lot surrounding the Building at Zero Dollars ($0.00) per space per month. Additional unreserved parking spaces may be requested by Tenant; if available such parking spaces shall be at Twenty Dollars ($20.00) per space per month.

12. Brokers (Section 30.19): None

13. Permitted Use (Article 5): General office and research laboratory purposes in keeping with the character of a first class office building.

The foregoing terms of this Summary are hereby agreed to by Landlord and Tenant.

"Landlord"

HEALTH RESEARCH ASSOCIATION,
a California non-profit public benefit corporation

By: Kathleen [signature]
Its: Pres & CEO

"Tenant"

RESPONSE GENETICS, INC.,
a Delaware corporation

By: Kathleen [signature]
Its: PRESIDENT AND CEO

INDEX

INDEX OF MAJOR DEFINED TERMS

OFFICE LEASE

This Office Lease, which includes the preceding Summary of Basic Lease Information (the "Summary") attached hereto as pages (i) through (v) and incorporated herein by this reference (the Office Lease and Summary to be known sometimes collectively hereafter as the "Lease"), dated as of the date set forth in Section 1 of the Summary, is made by and between Landlord and Tenant.

ARTICLE I
REAL PROPERTY, BUILDING AND PREMISES

Upon and subject to the terms set forth in this Lease, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises, which Premises are located in the Building, reserving, however, to Landlord: (i) the sole and exclusive right to consent to the use or occupancy of the Premises by any person other than Tenant, whether by sublease, assignment or otherwise, and all right, title and interest in the economic value of the leasehold estate in the Premises for the Lease Term, all as more fully set forth in Article 14 of this Lease, (ii) all of the Building, except for the space within the inside surfaces bounding the Premises, and except as provided below in this Article 1, and (iii) the rights, interests and estates reserved to Landlord by provisions of this Lease or operation of law. The outline of the Premises is set forth in Exhibit A attached hereto. The rentable square footages of the Premises and the Building are set forth in Section 6 of the Summary. The Building, the parking area servicing the Building, and the land upon which the Building stands, and all appurtenances thereto, are herein sometimes collectively referred to as the "Real Property". Tenant acknowledges that Landlord has made no representation or warranty regarding the condition of the Real Property except as specifically set forth in this Lease. Tenant is hereby granted the right to the nonexclusive use of the common corridors and hallways, stairwells, elevators, restrooms and other public or common areas located on the Real Property; provided, however, that the manner in which such public and common areas are maintained and operated shall be at the sole discretion of Landlord and the use thereof shall be subject to the rules, regulations and restrictions attached hereto as Exhibit B (the "Rules and Regulations"). Landlord reserves the right to make alterations or additions to or to change the location of elements of the Real Property and the common areas thereof, provided, however, that no such alteration, addition or change shall materially interfere with Tenant's Permitted Use of the Premises.

ARTICLE II
LEASE TERM

2.1 Initial Term. The terms and provisions of this Lease shall be effective as of the date of this Lease. The term of this Lease (the "Lease Term") shall be as set forth in Section 7.1 of the Summary and shall commence on the Lease Commencement Date, and shall terminate on the Lease Expiration Date, unless this Lease is sooner terminated as hereinafter provided. For purposes of this Lease, the term "Lease Year" shall mean each consecutive twelve (12) month period during the Lease Term; provided, however, that the first Lease Year shall commence on the Lease Commencement Date and end on the last day of the month in which the first anniversary of the Lease Commencement Date occurs and the second and each succeeding Lease Year shall commence on the first day of the next calendar month; and further provided that the last Lease Year shall end on the Lease Expiration Date. At any time during the Lease Term,

Landlord may deliver to Tenant a notice in the form as set forth in Exhibit C, attached hereto, which Tenant shall execute and return to Landlord within ten (10) business days of receipt thereof, and thereafter the dates set forth on such notice shall be conclusive and binding upon Tenant.

2.2 Option Term.

2.2.1 Option Right. Landlord hereby grants the named Tenant, two (2) options to extend the Lease Term for a period of two (2) years each (each, an "Option Term"), which options shall be exercisable only by written notice delivered by Tenant to Landlord as provided below, provided that, as of the date of delivery of such notice, Tenant is not in default under this Lease and Tenant has not previously been in default under this Lease beyond the applicable cure period provided in this Lease more than once. Upon the proper exercise of each option to extend, and provided that, as of the end of the initial Lease Term (or Option Term, as the case may be), Tenant is not in default under this Lease and Tenant has not previously been in default under this Lease beyond the applicable cure period provided in this Lease more than once, the Lease Term, as it applies to the Premises, shall be extended for a period of two (2) years on the same terms and conditions of the Lease, except that the Base Rent shall be adjusted to the prevailing market rental rate for comparable leases in the market area of the Building. The rights contained in this Section 2.2 shall be personal to the named Tenant, and may only be exercised by the named Tenant (and not any assignee, sublessee or transferee of Tenant's interest in this Lease) if the named Tenant occupies the entire Premises.

2.2.2 Option Rent. The prevailing market rental rate to be payable by Tenant during each Option Term (the "Option Rent") shall be determined taking into consideration the following concessions: (a) rental abatement concessions, if any, being granted tenants in connection with comparable space; and (b) other monetary concessions being granted tenants in connection with comparable space; provided, however, that in calculating the Option Rent, no consideration shall be given to (i) the fact that Landlord is or is not required to pay a real estate brokerage commission in connection with Tenant's exercise of its right to lease the Premises during the Option Term or the fact that landlords are or are not paying real estate brokerage commissions in connection with comparable space, (ii) any period of rental abatement, if any, granted to tenants in comparable transactions for the design, permitting and construction of tenant improvements in such comparable spaces, and (iii) any tenant improvements or allowances provided or to be provided for such comparable space.

2.2.3 Exercise of Option. Each option contained in this Section 2.2 shall be exercised by Tenant, if at all, and only in the following manner: (i) Tenant shall deliver irrevocable written notice to Landlord not less than twelve (12) months prior to the expiration of the initial Lease Term (or Option Term, as the case may be), stating that Tenant is exercising its option; (ii) Landlord, after receipt of Tenant's notice, shall deliver notice (the "Option Rent Notice") to Tenant not less than ten (10) months prior to the expiration of the initial Lease Term (or Option Term, as the case may be), setting forth the Option Rent; and (iii) Tenant shall, on or before the earlier of (A) the date occurring nine (9) months prior to the expiration of the initial Lease Term (or Option Term, as the case may be), and (B) the date occurring thirty (30) days after Tenant's receipt of the Option Rent Notice, notify Landlord whether or not Tenant accepts the Option Rent set forth in the Option Rent Notice. If Tenant timely objects to the Option Rent

set forth in the Option Rent Notice, the parties shall follow the procedure, and the Option Rent shall be determined, as set forth in Section 2.2.4. If Tenant fails to timely object to the Option Rent specified in Landlord's Option Rent Notice, Tenant shall be deemed to have accepted the Option Rent so specified by Landlord.

2.2.4 Arbitration of Option Rent. If Tenant timely objects to Landlord's proposed Option Rent, the parties shall negotiate in good faith to resolve their differences for a period of thirty (30) days. Upon the expiration of such thirty (30) day period, if the parties are not in agreement as to such prevailing market rental value, then either party may initiate appraisal to determine the prevailing market rental value by giving written notice to the other party, such notice containing the name of an appraiser appointed by such initiating party. Within fifteen (15) days thereafter, the party receiving such notice shall appoint its own appraiser and give written notice thereof to the initiating party. If the second appraiser is not appointed within such fifteen day period, then the appraiser selected by the initiating party shall determine the prevailing market rental value of the Premises, and such appraisal shall be binding upon the parties. If the second appraiser is timely appointed, then the two appraisers shall select a third appraiser who shall determine the prevailing market rental value. All appraisers shall be members of the MAI and shall have at least ten (10) years' experience appraising similar property in the area of the Building. Each party shall bear the cost of the appraiser appointed by such party, and the parties shall share equally in the cost of the third appraiser. If the two appraisers initially appointed are unable to agree on a third appraiser, then either party shall have the right to apply to the presiding judge of the Superior Court having jurisdiction over the Premises for the appointment of a third appraiser. In the event that the Option Rent has not been determined as of the commencement date of the applicable Option Term pursuant to this Section 2.2.4, Tenant shall pay Option Rent to Landlord beginning on the commencement date of the applicable Option Term, at the rental rate of Landlord's submitted Option Rent, and, thereafter, in the event Tenant's submitted Option Rent is selected as the Option Rent pursuant to this Section 2.2.4, Tenant shall receive a credit against rent next due under this Lease for any excess rent paid by Tenant prior to the actual determination of the Option Rent.

ARTICLE III
BASE RENT

Tenant shall pay, without notice, demand or offset, to Landlord at such place as Landlord may from time to time designate in writing, in the form of a check (which is drawn upon a bank which is located in (or has an agency or branch located in) the State of California) Base Rent as set forth in Section 8 of the Summary, payable in equal monthly installments in advance on or before the first day of each and every calendar month during the Lease Term, without any setoff or deduction whatsoever. The Base Rent for the first full calendar month of the Lease Term shall be paid at the time of Tenant's execution of this Lease. If any Rent payment date (including the Lease Commencement Date) falls on a day of a calendar month other than the first day of such calendar month or if any Rent payment is for a period which is shorter than one calendar month such as during the last month of the Lease Term, the Rent for any fractional calendar month shall accrue on a daily basis for the period from the date such payment is due to the end of such calendar month or to the end of the Lease Term at a rate per day which is equal to 1/365 of the annual Rent. All other payments or adjustments required to be made under the terms of this Lease that require proration on a time basis shall be prorated on the same basis.

ARTICLE IV
ADDITIONAL RENT

4.1 Additional Rent. In addition to paying the Base Rent specified in Article 3 of this Lease, Tenant shall pay as additional rent Tenant's Share of the annual Direct Expenses in accordance with this Article 4. Such additional rent, together with any and all other amounts payable by Tenant to Landlord, as additional rent or otherwise, pursuant to the terms of this Lease, shall be hereinafter collectively referred to as the "Additional Rent." The Base Rent and Additional Rent are herein collectively referred to as the "Rent." All amounts due under this Article 4 as Additional Rent shall be payable for the same periods and in the same manner, time and place as the Base Rent. Without limitation on other obligations of Tenant which arise during the Lease Term or during Tenant's occupancy of the Premises and which shall survive the expiration of the Lease Term, the obligations of Tenant to pay the Additional Rent provided for in this Article 4 shall survive the expiration of the Lease Term.

4.2 Definitions. As used in this Article 4, the following terms shall have the meanings hereinafter set forth:

4.2.1 "Base Year" shall mean the period set forth in Section 9.1 of the Summary.

4.2.2 "Direct Expenses" shall mean Operating Expenses and Tax Expenses.

4.2.3 "Electricity Expenses" shall mean the actual cost (without markup by Landlord) of all electricity directly serving the Real Property. Electricity Expenses shall be expressly excluded from the Operating Expenses.

4.2.4 "Expense Year" shall mean each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires.

4.2.5 "Operating Expenses" shall mean all expenses, costs and amounts of every kind and nature which Landlord shall pay or incur during any Expense Year in connection with the ownership, management, maintenance, repair, replacement, restoration or operation of the Real Property, including, without limitation, any amounts paid or incurred for (i) the cost of supplying all utilities, the cost of operating, maintaining, repairing, replacing, renovating and managing the utility systems, mechanical systems, sanitary and storm drainage systems, and escalator and elevator systems, and the cost of supplies, tools, and equipment and maintenance and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections and the cost of reasonably contesting the validity or applicability of any governmental enactments which may affect Operating Expenses, and the costs incurred in connection with the implementation and operation of a governmentally mandated transportation system management program or similar program; (iii) the cost of earthquake insurance and other insurance carried by Landlord, in such amounts as Landlord may reasonably determine; (iv) fees, charges and other costs, including management fees, or amounts in lieu thereof; consulting fees (including but not limited to any consulting fees incurred in connection with the procurement of insurance), legal fees and accounting fees, of all persons engaged by Landlord or otherwise reasonably incurred by Landlord in connection with the management, operation, maintenance

and repair of the Real Property; (v) the cost of parking area repair, restoration, and maintenance, including, but not limited to, resurfacing, repainting, restriping, and cleaning; (vi) wages, salaries and other compensation and benefits of all employees of Landlord engaged in the operation, maintenance or security of the Real Property, and employer's Social Security taxes, unemployment taxes or insurance, and any other taxes which may be levied on such wages, salaries, compensation and benefits; provided, that if any employees of Landlord provide services for more than one building of Landlord's, then a prorated portion of such employees' wages, benefits and taxes shall be included in Operating Expenses based on the portion of their working time devoted to the Real Property, and provided further, that no portion of any employees' wages, benefits, or taxes allocable to time spent on the development or marketing of the Real Property shall be included in Operating Expenses; (vii) payments required under any easement, license, operating agreement, declaration, restrictive covenant, or instrument pertaining to the sharing of costs by the Building; (viii) amortization (including interest on the unamortized cost at a rate equal to the "prime rate," "reference rate" or other benchmark rate of interest publicly announced from time to time by Bank of America, N.T. & S.A., a national banking association, or its successor (the "Interest Rate")) of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Building and Real Property; and (ix) the cost of capital expenditures or other costs incurred in connection with the Real Property which (A) in Landlord's reasonable judgment will result in reductions of Operating Expenses, amortized over the useful life of such capital expenditure, or if the same were not financed, at an interest rate representing Landlord's then actual cost of funds had the same been borrowed, or (B) are required by laws, regulations or ordinances enacted after the date of execution of this Lease, provided that the same shall be amortized over the applicable useful life. If the Building is not fully occupied during all or a portion of any Expense Year (including the Base Year), Landlord shall make an appropriate adjustment to the variable components of Operating Expenses for such Expense Year as reasonably determined by Landlord employing sound accounting and management principles, to determine the amount of Operating Expenses that would have been paid had the Building been ninety five percent (95%) occupied during the entire Expense Year, and the amount so determined shall be deemed to have been the amount of Operating Expenses for such Expense Year. For the purposes of this Lease, Operating Expenses shall not include taxes included in the definition of Tax Expenses in Section 4.2.6 or Electricity Expenses for the Premises described in Section 4.2.3.

4.2.6 "Tax Expenses" shall mean all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary (including, without limitation, real estate taxes, general and special assessments, transit taxes, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, unless required to be paid by Tenant, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Building), which Landlord shall pay or incur during any Expense Year (without regard to any different fiscal year used by such governmental or municipal authority) because of or in connection with the ownership, leasing and operation of the Real Property. For purposes of this Lease, Tax Expenses shall be calculated as if the tenant improvements in the Building were fully constructed and the Real Property, the Building, and all tenant improvements in the Building were fully assessed for real estate tax purposes, and

accordingly, during the portion of any Expense Year occurring during the Base Year, Tax Expenses shall be deemed to be increased appropriately.

4.2.6.1. Tax Expenses shall include, without limitation:

(i) Any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 (codified as California Constitution Article XIIIA) was adopted by the voters of the State of California in the June 1978 election ("Proposition 13") and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, conservation, refuse removal and for other governmental services formerly provided without charge to property owners or occupants, and, in further recognition of the decrease in the level and quality of governmental services and amenities as a result of Proposition 13, Tax Expenses shall also include any governmental or private assessments or the Building's contribution towards a governmental or private cost sharing agreement for the purpose of augmenting or improving the quality of services and amenities normally provided by governmental agencies. It is the intention of Tenant and Landlord that all such new and increased assessments, taxes, fees, levies, and charges and all similar assessments, taxes, fees, levies and charges be included within the definition of Tax Expenses for purposes of this Lease;

(ii) Any assessment, tax, fee, levy, or charge allocable to or measured by the area of the Premises or the rent payable hereunder, including, without limitation, any gross income tax with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof;

(iii) Any assessment, tax, fee, levy or charge, upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises; and

(iv) Any possessory taxes charged or levied in lieu of real estate taxes.

4.2.6.2. Any expenses incurred by Landlord in reasonably attempting to protest, reduce or minimize Tax Expenses shall be included in Tax Expenses in the Expense Year such expenses are paid. Tax refunds shall be deducted from Tax Expenses in the Expense Year they are received by Landlord. All special assessments which may be paid in installments shall be paid by Landlord in the

maximum number of installments permitted by law and not included in Operating Expenses except in the year in which the assessment is actually paid.

4.2.6.3. Notwithstanding anything to the contrary contained in this Section 4.2.6 (except as set forth in Section 4.2.5.1 or levied in whole or part in lieu of Tax Expenses), there shall be excluded from Tax Expenses (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord's general or net income (as opposed to rents, receipts or income attributable to operations at the Building), (ii) any items included as Operating Expenses, and (iii) any items paid by Tenant under Section 4.5 of this Lease.

4.2.7 "Tenant's Share" shall mean the percentage set forth in Section 9.2 of the Summary. Tenant's Share was calculated by dividing the number of rentable square feet of the Premises by the total rentable square feet in the Building. In the event either the Premises and/or the Building is expanded or reduced, Tenant's Share shall be appropriately adjusted, and, as to the Expense Year in which such change occurs, Tenant's Share for such year shall be determined on the basis of the number of days during such Expense Year that each such Tenant's Share was in effect.

4.3 Calculation and Payment of Additional Rent.

4.3.1 Calculation of Operating Expense Excess and Tax Expense Excess.

4.3.1.1. If for any Expense Year ending or commencing within the Lease Term, Tenant's Share of Operating Expenses for such Expense Year exceeds Tenant's Share of the amount of Operating Expenses applicable to the Base Year, then Tenant shall pay to Landlord, in the manner set forth in Section 4.3.2, and as Additional Rent, an amount equal to the excess (the "Operating Expense Excess") up to a maximum of the CPI increase for that Expense Year. In the event that Tenant's Share of Operating Expenses for any Expense Year are less than Tenant's Share of the amount of Operating Expenses applicable to the Base Year, Tenant shall not be entitled to any credit or reduction in Base Rent. Furthermore, in no event shall Tenant be entitled to any credit or offset against any Tax Expense Excess payable by Tenant under Sections 4.3.1.2 or 4.3.1.3.

4.3.1.2. If for any Expense Year ending or commencing within the Lease Term, Tenant's Share of Tax Expenses for such Expense Year exceeds Tenant's Share of the amount of Tax Expenses applicable to the Base Year, then Tenant shall pay to Landlord, in the manner set forth in Section 4.3.2, and as Additional Rent, an amount equal to the excess (the "Tax Expense Excess"). In the event that Tenant's Share of Tax Expenses for any Expense Year are less than Tenant's Share of the amount of Tax Expenses applicable to the Base Year, Tenant shall not be entitled to any credit or reduction in Base Rent. Furthermore, in no event shall Tenant be entitled to any credit or offset against any Operating Expense Excess payable by Tenant under Sections 4.3.1.1 or 4.3.1.3.

4.3.1.3. Landlord agrees to install a meter prior to the commencement of this Lease, which will separately monitor Tenant's electricity usage. Tenant agrees to pay all Electricity Expenses directly related to Tenant's electricity usage.

4.3.2 Statement of Actual Direct Expenses and Payment by Tenant. Landlord shall endeavor to give to Tenant, on or before the first day of April following the end of each Expense Year, a statement (the "Statement") which shall state the Direct Expenses incurred or accrued for such preceding Expense Year, and which shall indicate the amount, if any, of each Excess. Upon receipt of the Statement for each Expense Year ending during the Lease Term, if an Excess is present, Tenant shall pay, with its next installment of Base Rent due, the full amount of each Excess for such Expense Year, less the amounts, if any, paid during such Expense Year as "Estimated Excess," as that term is defined in Section 4.3.3, below. The failure of Landlord to timely furnish the Statement for any Expense Year shall not prejudice Landlord from enforcing its rights under this Article 4. Even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant's Share of the Direct Expenses for the Expense Year in which this Lease terminates, taking into consideration that the Lease Expiration Date may have occurred prior to the final day of the applicable Expense Year, if an Excess is present, Tenant shall immediately pay to Landlord an amount as calculated pursuant to the provisions of Section 4.3.1 of this Lease. If Tenant's Share of Direct Expenses for such Expense Year is less than the "Estimated Excess," as that term is defined in Section 4.3.3, below, paid by Tenant for such Expense Year, then Landlord shall credit the difference to the Rent next coming due under this Lease, or in the event this Lease has expired or been terminated, then Landlord shall pay the difference to Tenant within thirty (30) days following Landlord's delivery to Tenant of the Statement for such Expense Year. The provisions of this Section 4.3.2 shall survive the expiration or earlier termination of the Lease Term.

4.3.3 Statement of Estimated Direct Expenses. On or before the end of each Expense Year, Landlord shall give Tenant a yearly expense estimate statement (the "Estimate Statement") which shall set forth Landlord's reasonable estimate (the "Estimate") of the total amount of Direct Expenses for the succeeding Expense Year and the estimated amount of each Excess (the "Estimated Excess") as calculated by comparing Direct Expenses, which shall be based upon the Estimate, to the amount of Direct Expenses applicable to the Base Year, which Estimate Statement may be revised and reissued by Landlord from time to time. The failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights to collect any Estimated Excess under this Article 4. If pursuant to the Estimate Statement (or a revision thereof) an Estimated Excess is calculated for the then current Expense Year, Tenant shall pay, with its next installment of Base Rent due, a fraction of the Estimated Excess (or the increase in the Estimated Excess if pursuant to a revised Estimated Statement) for the then current Expense Year (reduced by any amounts paid pursuant to the last sentence of this Section 4.3.3). Such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year to the month of such payment, both months inclusive, and shall have twelve (12) as its denominator. Until a new Estimate Statement is furnished, Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one twelfth (1/12) of the total Estimated Excess set forth in the previous Estimate Statement delivered by Landlord to Tenant.

4.4 Taxes and Other Charges for Which Tenant Is Directly Responsible. Tenant shall reimburse Landlord, as Additional Rent, upon demand for any and all taxes required to be paid by Landlord (except to the extent included in Tax Expenses by Landlord), excluding state, local and federal personal or corporate income taxes measured by the net income of Landlord from all sources and estate and inheritance taxes, whether or not now customary or within the contemplation of the parties hereto, when:

4.4.1 Said taxes are measured by or reasonably attributable to the cost or value of Tenant's equipment, furniture, fixtures and other personal property located in the Premises, or by the cost or value of any leasehold improvements made in or to the Premises by or for Tenant, to the extent the cost or value of such leasehold improvements exceeds the cost or value of a building standard build out as determined by Landlord regardless of whether title to such improvements shall be vested in Tenant or Landlord;

4.4.2 Said taxes are assessed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, any portion of the Real Property or the parking facility used by Tenant in connection with this Lease; or

4.4.3 Said taxes are assessed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

ARTICLE V
USE OF PREMISES

Tenant shall use the Premises solely for the Permitted Use as set forth in Section 13 of the Summary, and Tenant shall not use or permit the Premises to be used for any other purpose or purposes whatsoever without the prior written consent of Landlord, which may be withheld in Landlord's sole discretion. Tenant further covenants and agrees that it shall not use, or suffer or permit any person or persons to use, the Premises or any part thereof for any use or purpose contrary to the Rules and Regulations, or in violation of the laws of the United States of America, the State of California, or the ordinances, regulations or requirements of the local municipal or county governing body or other lawful authorities having jurisdiction over the Building. Tenant shall faithfully observe and comply with the Rules and Regulations. Landlord shall not be responsible to Tenant for the nonperformance of any of such Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Building, provided, however, Landlord shall enforce the Rules and Regulations in a non discriminatory manner. Tenant shall comply with all recorded covenants, conditions, and restrictions now or hereafter affecting the Real Property. Subject to the terms of this Lease, Tenant shall have access to the Premises, Building and parking facility twenty-four (24) hours a day, every day of the year.

ARTICLE VI
SERVICES AND UTILITIES

6.1 Standard Tenant Services. Landlord shall provide the following services on all days during the Lease Term, unless otherwise stated below.

6.1.1 Subject to all governmental rules, regulations and guidelines applicable thereto, Landlord shall provide heating and air conditioning when necessary for normal comfort for normal office use in the Premises, from Monday through Friday, during the period from 6:00 a.m. to 7:00 p.m., and on Saturdays during the period from 9:00 a.m. to 1:00 p.m., except for Sundays and New Year's Day, President's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, the day after Thanksgiving Day, Christmas Day and any other nationally recognized holidays (collectively, the "Holidays").

6.1.2 Landlord shall provide twenty four (24) hours per day, every day of the year, electrical power for normal general office use as determined by Landlord; provided, however, that electrical usage, shall be monitored separately and shall be subject to the terms of Section 6.2, below. Tenant shall bear the cost of replacement of non Building standard lamps, starters and ballasts for lighting fixtures within the Premises. Landlord may install devices to separately meter electricity use in the Premises.

6.1.3 Landlord shall provide city water from the regular Building outlets for drinking, lavatory and toilet purposes.

6.1.4 Landlord shall provide janitorial services comparable to janitorial services in comparable buildings, Monday through Friday except the date of observation of the Holidays, in and about the Premises.

6.1.5 Landlord shall provide access to the Premises by automated elevator twenty-four (24) hours per day, every day of the year.

6.2 Overstandard Tenant Use. Tenant shall not, without Landlord's prior written consent, use heat generating machines, machines other than normal fractional horsepower office machines, or equipment or lighting other than building standard lights in the Premises, which may materially affect the temperature otherwise maintained by the air- conditioning system or increase the water normally furnished for the Premises by Landlord pursuant to the terms of Section 6.1 of this Lease. If such consent is given, Landlord shall have the right to install supplementary air-conditioning units or other facilities in the Premises, including supplementary or additional metering devices, and the cost thereof, including the cost of installation, operation and maintenance, increased wear and tear on existing equipment and other similar charges, shall be paid by Tenant to Landlord upon billing by Landlord. If Tenant uses water, electricity, heat or air-conditioning in excess of that supplied by Landlord pursuant to Section 6.1 of this Lease, Tenant shall pay to Landlord, upon billing, the cost of such excess consumption, the cost of the installation, operation, and maintenance of equipment which is installed in order to supply such excess consumption, and the cost of the increased wear and tear on existing equipment caused by such excess consumption; and Landlord may install devices to separately meter any increased use and in such event Tenant shall pay the increased cost directly to Landlord, on demand. If Tenant desires to use heat, ventilation or air-conditioning during hours other than those for which Landlord is obligated to supply such utilities pursuant to the terms of Section 6.1 of this Lease, Tenant shall give Landlord such prior notice, as Landlord shall from time to time establish as appropriate, of Tenant's desired use and Landlord shall supply such utilities to Tenant at Landlord's cost. Amounts payable by Tenant to Landlord for such use of additional utilities shall be deemed Additional Rent hereunder and shall be billed on a monthly basis.

6.3 Utility Deregulation. In connection with Landlord's operation and management of the Building, Landlord shall have the right at any time and from time to time during the Term to contract for electric service from a company or companies providing electricity service (each such company shall hereinafter be referred to as an "Electric Service Provider"), and to replace or supplement such Electric Service Provider or continue to contract for service from such Electric Service Provider. All electricity to the Building and the Premises shall be provided by the Electric Service Provider(s) designated by Landlord from time to time. Tenant shall cooperate with Landlord and the Electric Service Provider(s) at all times and, as reasonably necessary, shall allow Landlord and Electric Service Provider reasonable access to the Building's electric lines, feeders, risers, wiring, and any other machinery within the Premises. Landlord shall in no way be liable or responsible for any loss, damage, or expense that Tenant may sustain or incur by reason of any change, failure, interference, disruption, or defect in the supply or character of the electric energy furnished to the Premises, or if the quantity or character of the electric energy supplied by any Electric Service Provider is no longer available or suitable for Tenant's requirements, and no such change, failure, defect, unavailability, or unsuitability shall constitute an actual or constructive eviction, in whole or in part, or relieve Tenant from any of its obligations under the Lease.

6.4 Interruption of Use. Landlord shall not be liable for damages, by abatement of Rent or otherwise, for failure to furnish or delay in furnishing any service (including telephone and telecommunication services), or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building after reasonable effort to do so, by any accident or casualty whatsoever, by act or default of Tenant or other parties, or by any other cause; and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant's use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease. Furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant's business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services or utilities as set forth in this Article 6. Landlord may comply with voluntary controls or guidelines promulgated by any governmental entity relating to the use or conservation of energy, water, gas, light or electricity or the reduction of automobile or other emissions without creating any liability of Landlord to Tenant under this Lease, provided that the Premises are not thereby rendered untenantable.

ARTICLE VII
REPAIRS

Landlord shall repair and maintain the structural portions of the Building, including the foundation, floor/ceiling slabs, roof, curtain wall, exterior glass and mullions, columns, beams, shafts (including elevator shafts), stairs, parking areas, stairwells, escalators, elevators, plazas, pavement, sidewalks, curbs, entrances, landscaping, art work, sculptures, men's and women's public washrooms, Building mechanical, electrical and telephone closets, and all common and public areas (collectively, "Building Structure") and the Base Building mechanical, electrical, life safety, plumbing, sprinkler systems and HVAC systems which were not constructed by or on behalf of Tenant (collectively, the "Building Systems"). Notwithstanding anything in this Lease

to the contrary, Tenant shall pay the cost of repairs or maintenance to the Building Structure and/or the Building Systems to the extent required because of (i) Tenant's use of the Premises for other than other than normal and customary business office operations, or (ii) the negligence or willful misconduct of Tenant or the Tenant Parties. Tenant shall, at Tenant's own expense, pursuant to the terms of this Lease, including without limitation Article 8 hereof, keep the non-structural, interior elements of the Premises, including all "Tenant Improvements," as that term is defined in the Tenant Work Letter attached as Exhibit D, and "Alterations," as that term is defined in Section 8.1, below, fixtures, and the floor or floors of the Building on which the Premises are located, in good order, repair and condition at all times during the Lease Term. In addition, Tenant shall, at Tenant's own expense but under the supervision and subject to the prior approval of Landlord, and within any reasonable period of time specified by Landlord, pursuant to the terms of this Lease, including without limitation Article 8 hereof, promptly and adequately repair all damage to the Premises, all HVAC, plumbing, electrical, life safety and mechanical systems servicing the Premises and replace or repair all damaged or broken fixtures and appurtenances; provided however, that if Tenant fails to promptly make such repairs after receiving written notice from Landlord regarding the need for such repairs, then Landlord may, but need not, make such repairs and replacements, and Tenant shall pay Landlord the cost thereof, including a percentage of the cost thereof (to be uniformly established for the Building) sufficient to reimburse Landlord for all overhead, general conditions, fees and other costs or expenses arising from Landlord's involvement with such repairs and replacements forthwith upon being billed for same. Landlord may, but shall not be required to, enter the Premises at all reasonable times to make such repairs, alterations, improvements and additions to the Premises or to the Building or to any equipment located in the Building as Landlord shall desire or deem necessary or as Landlord may be required to do by governmental or quasi governmental authority or court order or decree, provided that Landlord shall use commercially reasonable efforts not to materially interfere with Tenant's use of the Premises. Tenant hereby waives and releases its right to make repairs at Landlord's expense under Sections 1941 and 1942 of the California Civil Code or under any similar law, statute, or ordinance now or hereafter in effect.

ARTICLE VIII
ADDITIONS AND ALTERATIONS

8.1 Landlord's Consent to Alterations. Tenant may not make any improvements, alterations, additions or changes to the Premises (collectively, the "Alterations") without first procuring the prior written consent of Landlord to such Alterations, which consent shall be requested by Tenant not less than thirty (30) days prior to the commencement thereof, and which consent shall not be unreasonably withheld by Landlord.

8.2 Manner of Construction. Landlord may impose, as a condition of its consent to all Alterations or repairs of the Premises or about the Premises, such requirements as Landlord in its reasonable discretion may deem desirable, including, but not limited to, the requirement that Tenant utilize for such purposes only contractors, materials, mechanics and materialmen reasonably approved by Landlord. Notwithstanding the foregoing, Landlord may impose, as a condition of its consent to all Alterations or repairs of the Premises or about the Premises which affect the systems and equipment of the Building, exterior appearance of the Building or structural aspects of the Building, such requirements as Landlord in its sole discretion may deem desirable, including but not limited to the requirement that Tenant utilize for such purposes only

contractors, materials, mechanics and materialmen selected by Landlord. Tenant shall construct such Alterations and perform such repairs in conformance with any and all applicable rules and regulations of any federal, state, county or municipal code or ordinance and pursuant to a valid building permit, issued by the City of Los Angeles, in conformance with Landlord's construction rules and regulations. All work with respect to any Alterations must be done in a good and workmanlike manner and diligently prosecuted to completion to the end that the Premises shall at all times be a complete unit except during the period of work. In performing the work of any such Alterations, Tenant shall have the work performed in such manner as not to obstruct access to the Building or the common areas for any other tenant of the Building, and as not to obstruct the business of Landlord or other tenants in the Building, or interfere with the labor force working in the Building. Upon completion of any Alterations, Tenant agrees to cause a timely Notice of Completion to be recorded in the office of the Recorder of the County of Los Angeles in accordance with the terms of Section 3093 of the Civil Code of the State of California or any successor statute, and Tenant shall deliver to the Building management office a reproducible copy of the "as built" drawings of the Alterations. Tenant shall promptly upon demand reimburse Landlord for any out-of-pocket costs incurred by Landlord in reviewing and supervising Tenant's Alterations, including, but not limited to, the cost of any consultants reasonably retained by Landlord. In addition, Tenant shall pay to Landlord a construction supervision fee in the amount of three percent (3%) of the total costs of any Alterations.

8.3 Payment for Improvements. In the event Tenant orders any Alterations or repair work directly from Landlord or from a contractor selected by Landlord, the charges for such work shall be deemed Additional Rent under this Lease, payable upon billing therefor, either periodically during construction or upon the substantial completion of such work, at Landlord's option. Upon completion of any work not ordered directly from Landlord, Tenant shall deliver to Landlord evidence of payment, contractors' affidavits and full and final waivers of all liens for labor, services or materials. If Tenant orders any work directly from Landlord, then Tenant shall pay to Landlord a percentage of the cost of any such work (such percentage to be established on a uniform basis for the Building) sufficient to compensate Landlord for all overhead, general conditions, fees and other costs and expenses arising from Landlord's involvement with such work.

8.4 Construction Insurance. In the event that Tenant makes any Alterations, Tenant agrees to carry "Builder's All Risk" insurance in an amount approved by Landlord covering the construction of such Alterations, and such other insurance as Landlord may require, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to Article 10 immediately upon completion thereof. In addition, Landlord may, in its reasonable discretion, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien free completion of such Alterations and naming Landlord as a co obligee.

8.5 Landlord's Property. Except for the initial Tenant Improvements, all Alterations, improvements, fixtures and/or equipment which may be installed or placed in or about the Premises by or on behalf of Tenant, and all signs installed in, on or about the Premises by or on behalf of Tenant, from time to time, shall upon the expiration or earlier termination of the Lease Term, be removed by Tenant and Tenant shall repair any damage to the Premises and Building caused by such removal. If Tenant fails to complete such removal and/or to repair any damage

caused by the removal of any Alterations, Landlord may do so and may charge the cost thereof to Tenant.

ARTICLE IX
COVENANT AGAINST LIENS

Tenant has no authority or power to cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Tenant, operation of law or otherwise, to attach to or be placed upon the Real Property, Building or Premises, and any and all liens and encumbrances created by Tenant shall attach to Tenant's interest only. Landlord shall have the right at all times to post and keep posted on the Premises any notice which it deems necessary for protection from such liens. Tenant covenants and agrees not to suffer or permit any lien of mechanics or materialmen or others to be placed against the Real Property, the Building or the Premises with respect to work or services claimed to have been performed for or materials claimed to have been furnished to Tenant or the Premises, and, in case of any such lien attaching or notice of any lien, Tenant covenants and agrees to cause it to be immediately released and removed of record by bond or otherwise. Notwithstanding anything to the contrary set forth in this Lease, in the event that such lien is not released and removed by bond or otherwise on or before the date occurring five (5) days after notice of such lien is delivered by Landlord to Tenant, Landlord, at its sole option, may immediately take all action necessary to release and remove such lien, without any duty to investigate the validity thereof, and all sums, costs and expenses, including reasonable attorneys' fees and costs, incurred by Landlord in connection with such lien shall be deemed Additional Rent under this Lease and shall immediately be due and payable by Tenant.

ARTICLE X
INSURANCE

10.1 Indemnification and Waiver. Landlord, its partners, trustees, ancillary trustees and their respective officers, directors, shareholders, beneficiaries, agents, servants, employees, and independent contractors (collectively, the "Landlord Parties") shall not be liable for any damage either to person or property or resulting from the loss of use thereof, which damage is sustained by Tenant or by other persons claiming through Tenant. Tenant shall indemnify, defend, protect, and hold harmless Landlord Parties from any and all loss, cost, damage, expense and liability (including without limitation court costs and reasonable attorneys' fees) incurred in connection with or arising from any cause related to Tenant's occupancy of the Premises or any acts, omissions or negligence of Tenant or of any person claiming by, through or under Tenant, its partners, and their respective officers, agents, servants, employees, and independent contractors (collectively, the "Tenant Parties"), in, on or about the Real Property, either prior to, during, or after the expiration of the Lease Term, provided that the terms of the foregoing indemnity shall not apply to the gross negligence or willful misconduct of Landlord or the Landlord Parties. Should Landlord be named as a defendant in any suit brought against Tenant in connection with or arising out of an event covered by the foregoing indemnity, Tenant shall pay to Landlord its costs and expenses incurred in such suit, including without limitation, its actual professional fees such as appraisers', accountants' and attorneys' fees. Further, Tenant's agreement to indemnify Landlord pursuant to this Section 10.1 is not intended and shall not relieve any insurance carrier of its obligations under policies required to be carried by Tenant pursuant to the provision of this Lease, to the extent such policies cover the matters subject to

Tenant's indemnification obligations; nor shall they supersede any inconsistent agreement of the parties set forth in any other provision of this Lease. The provisions of this Section 10.1 shall survive the expiration or sooner termination of this Lease with respect to any claims or liability occurring prior to such expiration or termination.

10.2 Landlord's Insurance. Landlord shall insure the Building during the Lease Term against loss or damage due to fire and other casualties covered within the classification of fire and extended coverage, vandalism coverage and malicious mischief, sprinkler leakage, water damage and special extended coverage. Such coverage shall be in such amounts, from such companies, and on such other terms and conditions as Landlord may from time to time reasonably determine. Additionally, at the option of Landlord, such insurance coverage may include the risks of earthquakes and/or flood damage and additional hazards, a rental loss endorsement and any other coverages required by the holders of any mortgages or deeds of trust encumbering the interest of Landlord in the Building or the ground or underlying lessors of the Building, or any portion thereof. Tenant shall, at Tenant's expense, comply with all insurance company requirements pertaining to the use of the Premises. If Tenant's conduct or use of the Premises causes any increase in the premium for any insurance policies carried by Landlord, then Tenant shall reimburse Landlord for any such increase. Tenant, at Tenant's expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body.

10.3 Tenant's Insurance. Tenant shall maintain the following coverages in the following amounts.

10.3.1 Commercial General Liability Insurance covering the insured against claims of bodily injury, personal injury and property damage arising out of Tenant's operations, assumed liabilities or use of the Premises, including a Commercial General Liability endorsement covering the insuring provisions of this Lease and the performance by Tenant of the indemnity agreements set forth in Section 10.1 of this Lease, for limits of liability not less than: (i) Bodily Injury and Property Damage Liability $5,000,000 each occurrence and $5,000,000 annual aggregate, and (ii) Personal Injury Liability $5,000,000 each occurrence and $5,000,000 annual aggregate.

10.3.2 Property Damage Insurance covering (i) all office furniture, trade fixtures, office equipment, merchandise and all other items of Tenant's property on the Premises installed by, for, or at the expense of Tenant, and (ii) all improvements, Alterations, fixtures and additions to the Premises. Such insurance shall be written on an "all risks" of physical loss or damage basis, for the full replacement cost value new without deduction for depreciation of the covered items and in amounts that meet any co insurance clauses of the policies of insurance and shall include a vandalism and malicious mischief endorsement, sprinkler leakage coverage and earthquake sprinkler leakage coverage.

10.3.3 Loss of income and extra expense insurance in such amounts as will reimburse Tenant for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent tenants or attributable to prevention of access to the Premises or to the Building as a result of such perils.

10.3.4 Form of Policies. The minimum limits of policies of insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease. Such insurance shall (i) name Landlord, and any other party that has an insurable interest, which Landlord so specifies, as an additional insured; (ii) specifically cover the liability assumed by Tenant under this Lease, including, but not limited to, Tenant's obligations under Section 10.1 of this Lease; (iii) be issued by an insurance company having a rating of not less than A XII in Best's Insurance Guide or which is otherwise acceptable to Landlord and licensed to do business in the State of California; (iv) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and is non contributing with any insurance requirement of Tenant; (v) provide that said insurance shall not be canceled or coverage changed unless thirty (30) days' prior written notice shall have been given to Landlord and any mortgagee of Landlord; and (vi) contain a cross liability endorsement or severability of interest clause acceptable to Landlord. Tenant shall deliver said policy or policies or certificates thereof to Landlord on or before the Lease Commencement Date and at least thirty (30) days before the expiration dates thereof. Each policy required under this Section 10.3 shall contain a loss payable endorsement (form 438BFU or an alternative acceptable to Landlord in its sole discretion) requiring all proceeds to be paid to Landlord.

10.4 Subrogation. Landlord and Tenant agree to have their respective insurance companies issuing property damage insurance waive any rights of subrogation that such companies may have against Landlord or Tenant, as the case may be, so long as the insurance carried by Landlord and Tenant, respectively, is not invalidated thereby. As long as such waivers of subrogation are contained in their respective insurance policies, Landlord and Tenant hereby waive any right that either may have against the other on account of any loss or damage to their respective property to the extent such loss or damage is insurable under policies of insurance for fire and all risk coverage, theft, or other similar insurance. If either party fails to carry the amounts and types of insurance required to be carried by it pursuant to this Article 10, in addition to any remedies the other party may have under this Lease, such failure shall be deemed to be a covenant and agreement by such party to self insure with respect to the type and amount of insurance which such party so failed to carry, with full waiver of subrogation with respect thereto.

10.5 Additional Insurance Obligations. Tenant shall carry and maintain during the entire Lease Term, at Tenant's sole cost and expense, increased amounts of the insurance required to be carried by Tenant pursuant to this Article 10, and such other reasonable types of insurance coverage and in such reasonable amounts covering the Premises and Tenant's operations therein, as may be reasonably requested by Landlord, but in no event shall such increased amounts of insurance or such other reasonable types of insurance be in excess of that required by landlords of comparable buildings located in the vicinity of the Building. Notwithstanding anything to the contrary contained in this Lease, in the event of any termination of this Lease pursuant to Article 11 or Article 13 below, Tenant shall assign and deliver to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant's insurance required under Section 10.3.2(ii) of this Lease.

ARTICLE XI
DAMAGE AND DESTRUCTION

11.1 Repair of Damage to Premises by Landlord. Tenant shall promptly notify Landlord of any damage to the Premises resulting from fire or any other casualty. If the Premises or any common areas of the Building serving or providing access to the Premises shall be damaged by fire or other casualty, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord's reasonable control, and subject to all other terms of this Article 11, restore the base, shell, and core of the Premises and such common areas. Such restoration shall be to substantially the same condition of the base, shell, and core of the Premises and common areas prior to the casualty, except for modifications required by zoning and building codes and other laws or by the holder of a mortgage on the Building or any other modifications to the common areas deemed desirable by Landlord, provided access to the Premises and any common restrooms serving the Premises shall not be materially impaired. Notwithstanding any other provision of this Lease, upon the occurrence of any damage to the Premises, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant's insurance required under Section 10.3 of this Lease, and Landlord shall repair any injury or damage to the Tenant Improvements installed in the Premises and shall return such Tenant Improvements to their original condition; provided that if the cost of such repair by Landlord exceeds the amount of insurance proceeds received by Landlord from Tenant's insurance carrier, as assigned by Tenant, the cost of such repairs shall be paid by Tenant to Landlord prior to Landlord's repair of the damage. In connection with such repairs and replacements, Tenant shall, prior to the commencement of construction, submit to Landlord, for Landlord's review and approval, all plans, specifications and working drawings relating thereto, and Landlord shall select the contractors to perform such improvement work. Such submittal of plans and construction of improvements shall be performed in accordance with Landlord's policies and practices. If the cost of repair is reasonably anticipated to exceed the amount of insurance proceeds to be received therefor by Tenant from its insurance carrier, then Tenant shall have the right within five (5) days of Tenant's receipt of notice to that effect to request changes to the work which will reduce the cost thereof. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant's business resulting in any way from such damage or the repair thereof; provided however, that if such fire or other casualty shall have damaged the Premises or common areas necessary to Tenant's occupancy, and if such damage is not the result of the negligence or willful misconduct of Tenant or Tenant's employees, contractors, licensees, or invitees, Landlord shall allow Tenant a proportionate abatement of Rent, during the time and to the extent the Premises are unfit for occupancy for the purposes permitted under this Lease, and not occupied by Tenant as a result thereof, provided, further, if the Premises are damaged such that the remaining portion thereof is not sufficient to allow Tenant to conduct its business operations from such remaining portion and Tenant does not conduct its business operations therefrom, and if such damage is not the result of the negligence or willful misconduct of Tenant or any of the Tenant Parties, Landlord shall allow Tenant a total abatement of Rent during the time and to the extent the Premises are unfit for occupancy for the purposes permitted under this Lease, and not occupied by Tenant as a result of the subject damage.

11.2 Landlord's Option to Repair. Notwithstanding the terms of Section 11.1 of this Lease, Landlord may elect not to rebuild and/or restore the Premises and/or Building and instead

terminate this Lease by notifying Tenant in writing of such termination within sixty (60) days after the date of damage, such notice to include a termination date giving Tenant ninety (90) days to vacate the Premises, but Landlord may so elect only if the Building shall be damaged by fire or other casualty or cause, whether or not the Premises are affected, and one or more of the following conditions is present: (i) repairs cannot reasonably be completed within one hundred eighty (180) days of the date of damage (when such repairs are made without the payment of overtime or other premiums); (ii) the holder of any mortgage on the Building or ground lessor with respect to the Real Property shall require that the insurance proceeds or any portion thereof be used to retire the mortgage debt, or shall terminate the ground lease, as the case may be; or (iii) the damage is not fully covered, except for deductible amounts, by Landlord's insurance policies.

11.3 Waiver of Statutory Provisions. The provisions of this Lease, including this Article 11, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or any other portion of the Real Property, and any statute or regulation of the State of California, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or any other portion of the Real Property.

11.4 Damage Near End of Term. In the event that the Premises or the Building is destroyed or damaged to any substantial extent during the last eighteen (18) months of the Lease Term, then notwithstanding anything contained in this Article 11, Landlord shall have the option to terminate this Lease by giving written notice to Tenant of the exercise of such option within thirty (30) days after such damage or destruction, in which event this Lease shall cease and terminate as of the date of such notice, Tenant shall pay the Base Rent and Additional Rent, properly apportioned up to such date of damage, and both parties hereto shall thereafter be freed and discharged of all further obligations hereunder, except as provided for in provisions of this Lease which by their terms survive the expiration or earlier termination of the Lease Term.

ARTICLE XII
NONWAIVER

No waiver of any provision of this Lease shall be implied by any failure of Landlord to enforce any remedy on account of the violation of such provision, even if such violation shall continue or be repeated subsequently, any waiver by Landlord of any provision of this Lease may only be in writing, and no express waiver shall affect any provision other than the one specified in such waiver and that one only for the time and in the manner specifically stated. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Lease Term or of Tenant's right of possession hereunder or after the giving of any notice shall reinstate, continue or extend the Lease Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment. No payment by Tenant or receipt or acceptance by Landlord of a lesser

amount than the correct Rent due shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance, treat such partial payment as a default or pursue any other remedy provided in this Lease or at law.

ARTICLE XIII
CONDEMNATION

If ten percent (10%) or more of the rentable square feet of the Premises or Building shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi public use or purpose, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord shall have the option to terminate this Lease upon ninety (90) days' notice, provided such notice is given no later than one hundred eighty (180) days after the date of such taking, condemnation, reconfiguration, vacation, deed or other instrument. If more than twenty five percent (25%) of the rentable square feet of the Premises is taken, or if access to the Premises is substantially impaired, Tenant shall have the option to terminate this Lease upon ninety (90) days' notice, provided such notice is given no later than one hundred eighty (180) days after the date of such taking. Landlord shall be entitled to receive the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant's personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Lease Term pursuant to the terms of this Lease, and for moving expenses, so long as such claim does not diminish the award available to Landlord, its ground lessor with respect to the Real Property or its mortgagee, and such claim is payable separately to Tenant or is otherwise separately identifiable. All Rent shall be apportioned as of the date of such termination, or the date of such taking, whichever shall first occur. If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Rent shall be proportionately abated. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of the California Code of Civil Procedure.

ARTICLE XIV
ASSIGNMENT AND SUBLETTING

14.1 Transfers. Tenant shall not, without the prior written consent of Landlord, (i) assign for collateral purposes, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder (collectively, the transactions described in (i) are referred to as "Financial Transfers"); or (ii) permit any assignment or other such transfer of this Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof, or permit the use of the Premises by any persons other than Tenant and its employees (collectively, the transactions described in (ii) are referred to as "Transfers"; any person to whom any Transfer or Financial Transfer is made or sought to be made is hereinafter referred to as a "Transferee"). If Tenant shall desire Landlord's consent to any Financial Transfer or Transfer, Tenant shall notify Landlord in writing, which notice (the "Transfer Notice") shall include (i) the proposed effective date of the Financial Transfer or Transfer, which shall not be less than thirty (30) days nor more than one hundred eighty (180) days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be

transferred (the "Subject Space"), (iii) all of the terms of the proposed Financial Transfer or Transfer and the consideration therefor, including a calculation of the "Transfer Premium," as that term is defined in Section 14.3, below, in connection with such Financial Transfer or Transfer, the name and address of the proposed Transferee, and a copy of all existing and/or proposed documentation pertaining to the proposed Financial Transfer or Transfer, including all existing operative documents to be executed to evidence such Financial Transfer or Transfer or the agreements incidental or related to such Financial Transfer or Transfer, (iv) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, and any other information required by Landlord, which will enable Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee's business and proposed use of the Subject Space, (v) an executed estoppel certificate from Tenant in the form attached hereto as Exhibit E, and (vi) such other information as Landlord may reasonably require. Any Financial Transfer or Transfer made without Landlord's prior written consent shall, at Landlord's option, be null, void and of no effect, and shall, at Landlord's option, constitute a default by Tenant under this Lease. Whether or not Landlord shall grant consent, Tenant shall pay Landlord's review and processing fees, as well as any reasonable legal fees incurred by Landlord within thirty (30) days after written request by Landlord.

14.2 Landlord's Consent. Landlord may withhold or condition its consent to a Financial Transfer in its sole and absolute discretion. Landlord shall not unreasonably withhold its consent to any proposed Transfer of the Subject Space to the Transferee on the terms specified in the Transfer Notice. The parties hereby agree that it shall be deemed to be reasonable under this Lease and under any applicable law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply, without limitation as to other reasonable grounds for withholding consent:

14.2.1 The Transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Building;

14.2.2 The Transferee is either a governmental agency or instrumentality thereof (i) which is that of a foreign country, (ii) which is of a character or reputation, is engaged in a business, or is of or is associated with, a political orientation or faction, which is inconsistent with the quality of the Building, or which would otherwise reasonably offend a landlord of a comparable building located in the vicinity of the Building, (iii) which is capable of exercising the power of eminent domain or condemnation, or (iv) which would significantly increase the human traffic in the Premises or Building;

14.2.3 The Transferee's intended use of the Premises is inconsistent with the Permitted Use;

14.2.4 There shall exist a default by Tenant under this Lease or an event which, with the passage of time and/or the giving of notice would constitute a default;

14.2.5 The Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities involved under the Lease on the date consent is requested;

14.2.6 The proposed Transfer would cause Landlord to be in violation of another lease or agreement to which Landlord is a party, or would give an occupant of the Building a right to cancel its lease;

14.2.7 The terms of the proposed Transfer will allow a Transferee, other than an Affiliate, to exercise a right of renewal, right of expansion, right of first offer, or other similar right held by Tenant (or will allow the Transferee to occupy space leased by Tenant pursuant to any such right); or

14.2.8 Either the proposed Transferee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed Transferee, (i) is negotiating with Landlord to lease space in the Building at such time, or (ii) has negotiated with Landlord during the six (6) month period immediately preceding the Transfer Notice.

Tenant shall indemnify, defend and hold harmless Landlord from any and all liability, losses, claims, damages, costs, expenses, causes of action and proceedings involving any third party or parties (including without limitation Tenant's proposed subtenant or assignee) who claim they were damaged by Landlord's wrongful withholding or conditioning of Landlord's consent. If Landlord consents to any Transfer pursuant to the terms of this Section 14.2, Tenant may within three (3) months after Landlord's consent, but not later than the expiration of said three (3)-month period, enter into such Transfer of the Premises or portion thereof, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to Section 14.1 of this Lease, provided that if there are any changes in the terms and conditions from those specified in the Transfer Notice (i) such that Landlord would initially have been entitled to refuse its consent to such Transfer under this Section 14.2, or (ii) which would cause the proposed Transfer to be more favorable to the Transferee than the terms set forth in Tenant's original Transfer Notice, Tenant shall again submit the Transfer to Landlord for its approval and other action under this Article 14. Notwithstanding anything to the contrary in this Lease, if Tenant or any proposed Transferee claims that Landlord has unreasonably withheld or delayed its consent under Section 14.2 or otherwise has breached or acted unreasonably under this Article 14, Tenant hereby waives any right at law or equity to terminate this Lease, on its own behalf and, to the extent permitted under all applicable laws, on behalf of the proposed Transferee, but Tenant retains the right to sue Landlord for any contract damages suffered by Tenant if Landlord unreasonably withholds its consent to a proposed Transfer (other than damages for injury to, or interference with, Tenant's business including, without limitation, loss of profits, however occurring).

14.3 Transfer Premium. If Landlord consents to a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord ten percent (10%) of any "Transfer Premium," as that term is defined in this Section 14.3, received by Tenant from such Transferee. "Transfer Premium" shall mean all rent, additional rent or other consideration payable by such Transferee in excess of the Rent and Additional Rent payable by Tenant under this Lease, on a per rentable square foot basis if less than all of the Premises is transferred, after deducting the reasonable expenses incurred by Tenant for any brokerage commissions in connection with the Transfer, and the cost of any reasonable and customary improvements paid for by Tenant in connection with such Transfer (collectively "Subleasing Costs"). "Transfer

Premium" shall also include, but not be limited to, key money and bonus money paid by Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to Transferee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer. With respect to the recovery of Subleasing Costs by Tenant, Tenant shall amortize the Subleasing Costs over the anticipated term of the Transfer.

14.4 Effect of Transfer. If Landlord consents to a Financial Transfer or Transfer, (i) the terms and conditions of this Lease shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Financial Transfer or Transfer by either Tenant or a Transferee, (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Financial Transfer or Transfer in form reasonably acceptable to Landlord, (iv) Tenant shall furnish upon Landlord's request a complete statement, certified by an independent certified public accountant, or Tenant's chief financial officer, setting forth in detail the computation of any Transfer Premium Tenant has derived and shall derive from such Financial Transfer or Transfer, and (v) no Financial Transfer or Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord's consent, shall relieve Tenant from liability under this Lease. Landlord or its authorized representatives shall have the right at all reasonable times and upon reasonable notice to Tenant, to audit the books, records and papers of Tenant relating to any Financial Transfer or Transfer, and shall have the right to make copies thereof. If the Transfer Premium respecting any Financial Transfer or Transfer shall be found understated, Tenant shall, within thirty (30) days after demand, pay the deficiency and Landlord's costs of such audit and if understated by more than fifteen percent (15%), Landlord shall have the right to cancel this Lease upon thirty (30) days' notice to Tenant.

14.5 Additional Transfers. For purposes of this Lease, the term "Transfer" shall also include (i) if Tenant is a partnership, the withdrawal or change, voluntary, involuntary or by operation of law, of twenty five percent (25%) or more of the partners, or transfer of twenty five percent or more of partnership interests, within a twelve (12) month period, or the dissolution of the partnership without immediate reconstitution thereof, and (ii) if Tenant is a corporation whose stock is not publicly held and not traded through an exchange or over the counter, (A) the dissolution, merger, consolidation or other reorganization of Tenant, (B) the sale or other transfer of more than an aggregate of twenty five percent (25%) of the voting shares of Tenant, or (C) the sale, mortgage, hypothecation or pledge of more than an aggregate of twenty five percent (25%) of the value of the unencumbered assets of Tenant.

14.6 Non Transfers. Notwithstanding anything to the contrary contained in this Lease, an assignment or subletting of all or a portion of the Premises to an "Affiliate" of Tenant (which term is defined to mean an entity which is controlled by, controls, or is under common control with, Tenant), shall not be deemed a Financial Transfer or Transfer under Article 14 of this Lease, provided that Tenant notifies Landlord of any such assignment or sublease and promptly supplies Landlord with any documents or information reasonably requested by Landlord regarding such transfer or transferee, that such assignment or sublease is not a subterfuge by Tenant to avoid its obligations under this Lease, and that such transferee or affiliate shall have a net worth (not including goodwill as an asset) computed in accordance with generally accepted accounting principles (the "Net Worth") at least equal to the greater of (A) the Net Worth of

Tenant immediately prior to such assignment or sublease, or (B) the Net Worth on the date of this Lease of the original named Tenant. "Control," as used in this Section 14.7, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person or entity, whether by the ownership of voting securities, by contract or otherwise.

ARTICLE XV
SURRENDER OF PREMISES:
REMOVAL OF TRADE FIXTURES

15.1 Surrender of Premises. No act or thing done by Landlord or any agent or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in a writing signed by Landlord. The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been terminated. The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises, provided that Landlord shall assume Tenant's obligations arising thereunder after the date of any such assumption by Landlord.

15.2 Removal of Tenant Property by Tenant. All articles of personal property and all business and trade fixtures, machinery and equipment, furniture and movable partitions owned by Tenant or installed by Tenant at its expense in the Premises, which Tenant can substantiate to Landlord have not been paid for with any tenant improvement allowance funds provided to Tenant by Landlord, shall remain the property of Tenant, and may be removed by Tenant at any time during the Lease Term as long as Tenant is not in default under this Lease with any applicable cure period having expired. Upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this Article 15, quit and surrender possession of the Premises to Landlord in as good order and condition as when Tenant took possession and as thereafter improved by Landlord and/or Tenant, reasonable wear and tear and repairs which are specifically made the responsibility of Landlord hereunder excepted. Upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, and such items of furniture, equipment, freestanding cabinet work, and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and such similar articles of any other persons claiming under Tenant, as Landlord may, in its sole discretion, require to be removed, and Tenant shall repair at its own expense all damage to the Premises and Building resulting from such removal.

ARTICLE XVI
HOLDING OVER

If Tenant holds over after the expiration of the Lease Term hereof, with or without the express or implied consent of Landlord, such tenancy shall be from month to month only, and

shall not constitute a renewal hereof or an extension for any further term, and in such case Rent shall be payable at a monthly rate equal to the product of (i) the Rent applicable during the last rental period of the Lease Term under this Lease, and (ii) a percentage equal to two hundred percent (200%). Such month to month tenancy shall be subject to every other term, covenant and agreement contained herein. Nothing contained in this Article 16 shall be construed as consent by Landlord to any holding over by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. The provisions of this Article 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. Tenant acknowledges that if Tenant holds over without Landlord's consent, such holding over may compromise or otherwise affect Landlord's ability to enter into new leases with prospective tenants regarding the Premises. Therefore, if Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys' fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender, and any losses suffered by Landlord, including lost profits, resulting from such failure to surrender.

ARTICLE XVII
ESTOPPEL CERTIFICATES

Within ten (10) days following a request in writing by Landlord, Tenant shall execute and deliver to Landlord an estoppel certificate, which, as submitted by Landlord, shall be substantially in the form of Exhibit E, attached hereto (or such other form as may be required by any prospective mortgagee or purchaser of the Building, or any portion thereof), indicating therein any exceptions thereto that may exist at that time, and shall also contain any other information reasonably requested by Landlord or Landlord's mortgagee or prospective mortgagee or purchasers. Tenant shall execute and deliver whatever other instruments may be reasonably required for such purposes. Failure of Tenant to timely execute and deliver such estoppel certificate or other instruments shall constitute an acceptance of the Premises and an acknowledgment by Tenant that statements included in the estoppel certificate are true and correct, without exception.

ARTICLE XVIII
SUBORDINATION

This Lease is subject and subordinate to all present and future ground or underlying leases of the Real Property and to the lien of any mortgages or trust deeds, now or hereafter in force against the Real Property and the Building, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the holders of such mortgages or trust deeds, or the lessors under such ground lease or underlying leases, require in writing that this Lease be superior thereto. Tenant covenants and agrees in the event any proceedings are brought for the foreclosure of any such mortgage, to attorn, without any deductions or set offs whatsoever, to the purchaser upon any such foreclosure sale if so requested to do so by such purchaser, and to recognize such purchaser as the lessor under this Lease. Tenant shall, within

five (5) days of request by Landlord, execute an agreement in such commercially reasonable form as may be requested by Landlord, or such further instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any such mortgages, trust deeds, ground leases or underlying leases. Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of the Tenant hereunder in the event of any foreclosure proceeding or sale.

ARTICLE XIX
DEFAULTS; REMEDIES

19.1 Defaults. The occurrence of any of the following shall constitute a default of this Lease by Tenant:

19.1.1 Any failure by Tenant to pay any Rent or any other charge required to be paid under this Lease, or any part thereof, within three (3) business days of notice that the same was not received when due (or if no due date is specified within the Lease, within three (3) business days of such notice from Landlord), which notice shall be in lieu of any notice required under California Code of Civil Procedure Section 1161 or any similar or successor law; or

19.1.2 Any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant where such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant; provided however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 or any similar or successor law; and provided further that if the nature of such default is such that the same cannot reasonably be cured within a thirty (30)-day period, Tenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure said default, as soon as possible; or

19.1.3 A general assignment by Tenant or any guarantor of the Lease for the benefit of creditors, or the filing by or against Tenant or any guarantor of any proceeding under an insolvency or bankruptcy law, unless in the case of a proceeding filed against Tenant or any guarantor the same is dismissed within sixty (60) days, or the appointment of a trustee or receiver to take possession of all or substantially all of the assets of Tenant or any guarantor, unless possession is restored to Tenant or such guarantor within thirty (30) days, or any execution or other judicially authorized seizure of all or substantially all of Tenant's assets located upon the Premises or of Tenant's interest in this Lease, unless such seizure is discharged within thirty (30) days.

19.1.4 Vacation or abandonment of the Premises by Tenant for a continuous period in excess of five (5) consecutive business days or fails to conduct the business described as the Permitted Use for a continuous period of 30 days; or

19.1.5 Tenant's failure to execute and deliver any documents required by this Lease within the time periods specified; or

19.1.6 The default under or termination or cancellation of any guaranty of this Lease by any guarantor, or the written assertion by any guarantor that it is not bound by the terms of its guaranty of this Lease; or

19.1.7 Any material misrepresentation herein by Tenant, or any material misrepresentation or omission in any financial statements or other materials provided to Landlord by or on behalf of Tenant or any guarantor in connection with negotiating or entering into this Lease, or provided by or on behalf of Tenant, or a guarantor, or by any Transferee in connection with any Transfer.

19.2 Remedies Upon Default. Upon the occurrence of a default by Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity, the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.

19.2.1 Landlord may terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following:

(i) The worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus

(ii) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iii) The worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iv) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; and

(v) At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

The term "rent" as used in this Section 19.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease as Base Rent, Additional Rent or otherwise, whether to Landlord or to others, and all such amounts shall constitute "rent" within the meaning of California Civil Code Section 1951(a). As used in Sections 19.2.1(i) and (ii), above, the "worth at the time of award" shall be computed by allowing interest at the rate set forth in Article 25 of this Lease, but in no case greater than the maximum amount of such interest permitted by law. As used in Section 19.2.1(iii) above, the "worth at the time of award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

19.2.2 Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee's breach and abandonment and recover Rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due. Tenant hereby waives California Code of Civil Procedure Section 1179.

19.3 Subleases of Tenant. Whether or not Landlord elects to terminate this Lease on account of any default by Tenant, as set forth in this Article 19, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord's sole discretion, succeed to Tenant's interest in such subleases, licenses, concessions or arrangements, provided that Landlord shall assume Tenant's obligations arising thereunder after the date of any such assumption by Landlord. In the event of Landlord's election to succeed to Tenant's interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

19.4 Form of Payment After Default. Following the occurrence of a default by Tenant which is not cured during the applicable cure period, Landlord shall have the right to require that any or all subsequent amounts paid by Tenant to Landlord hereunder, whether in the cure of the default in question or otherwise, be paid in the form of cash, money order, cashier's or certified check drawn on an institution acceptable to Landlord, or by other means approved by Landlord, notwithstanding any prior practice of accepting payments in any different form.

19.5 Efforts to Relet. For the purposes of this Article 19, Tenant's right to possession shall not be deemed to have been terminated by efforts of Landlord to relet the Premises, by its acts of maintenance or preservation with respect to the Premises, or by appointment of a receiver to protect Landlord's interests hereunder. The foregoing enumeration is not exhaustive, but merely illustrative of acts which may be performed by Landlord without terminating Tenant's right to possession.

ARTICLE XX
ATTORNEYS' FEES

If either party commences litigation against the other for the specific performance of this Lease, for damages for the breach hereof or otherwise for enforcement of any remedy hereunder,

the parties hereto agree to and hereby do waive any right to a trial by jury and, in the event of any such commencement of litigation, the prevailing party shall be entitled to recover from the other party such costs and reasonable attorneys' fees as may have been incurred.

ARTICLE XXI
SECURITY DEPOSIT

Concurrent with Tenant's execution of this Lease, Tenant shall deposit with Landlord a security deposit (the "Security Deposit") in the amount set forth in Section 10 of the Summary. The Security Deposit shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the Lease Term. If Tenant defaults with respect to any provisions of this Lease, including, but not limited to, the provisions relating to the payment of Rent, Landlord may, but shall not be required to, use, apply or retain all or any part of the Security Deposit for the payment of any Rent or any other sum in default, or for the payment of any amount that Landlord may spend or become obligated to spend by reason of Tenant's default, or to compensate Landlord for any other loss or damage that Landlord may suffer by reason of Tenant's default. If any portion of the Security Deposit is so used or applied, Tenant shall, within five (5) days after written demand therefor, deposit cash with Landlord in amount sufficient to restore the Security Deposit to its original amount, and Tenant's failure to do so shall be a default under this Lease. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the Security Deposit, or any balance thereof, shall be returned to Tenant, or, at Landlord's option, to the last assignee of Tenant's interest hereunder, within sixty (60) days following the expiration of the Lease Term. Tenant shall not be entitled to any interest on the Security Deposit. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, and all other provisions of law, now or hereafter in force, which provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by the act or omission of Tenant or any officer, employee, agent or invitee of Tenant.

ARTICLE XXII
SUBSTITUTION OF OTHER PREMISES

Landlord shall have the right at any time during the Lease Term, upon giving Tenant not less than sixty (60) days prior notice (the "Notice Period"), to substitute for the Premises other comparably finished space of approximately the same size in the Building (the "Substitute Space"), with Landlord to pay all reasonable and previously approved moving expenses incurred by Tenant as a result of such substitution. Within five (5) days after Tenant's receipt of a preliminary space plan for the Substitute Space, Tenant shall either (i) approve and initial the preliminary space plan, or (ii) notify Landlord in writing of any requested revisions necessary, in Tenant's reasonable opinion, in order for the improvements in the Substitute Space to be reasonably comparable to the improvements in the Premises. Landlord shall not be required to make any such requested revisions which, in Landlord's reasonable discretion, are not necessary in order for the improvements in the Substitute Space to be reasonably comparable to the improvements in the Premises. Within five (5) days after Tenant's receipt of a revised

preliminary space plan or a notice from Landlord that no further revisions are required for the improvements in the Substitute Space to be reasonably comparable to the improvements in the Premises, Tenant shall initial and return the preliminary space plan to Landlord. Tenant's initialing of the preliminary space plan shall constitute Tenant's acceptance of the improvements in the Substitute Space as being reasonably comparable to the improvements in the Premises and Tenant's waiver and disclaimer of any objection to, or claim based upon, the location, configuration, improvements or other elements of the Substitute Space described in said preliminary space plan. Upon Tenant's move into the Substitute Space, the terms and conditions of this Lease shall remain in full force and effect, except that the parties shall immediately execute an amendment to this Lease stating the relocation of the Premises, revising Exhibit A and, if the Substitute Space is larger or smaller than the Premises, proportionately adjusting Tenant's Share of Direct Expenses and the Base Rent. Should Tenant refuse to initial and return the preliminary space plan within the time limit provided herein or refuse to permit Landlord to move Tenant to the Substitute Space upon the substantial completion of the improvements in the Substitute Space, then Tenant shall be deemed to be in material default of this Lease and Landlord shall have the right to exercise all of its remedies under Article 19 of this Lease.

ARTICLE XXIII
SIGNS

Landlord shall provide Tenant with the following signage at Landlord's expense: (i) Tenant's name in the Building's lobby directory, and (ii) Building standard suite signage in location(s) reasonably acceptable to Landlord. Except as otherwise permitted by this Article 23, Tenant has no right to install Tenant identification signs in any other location in, on or about the Premises or the Real Property and shall not display or erect any other signs, displays or other advertising materials that are visible from the exterior of the Building or from within the Building in any interior or exterior common areas. The size, design, color and other physical aspects of any and all permitted sign(s) will be subject to (i) Landlord's written approval prior to installation, which approval shall not be unreasonably withheld, (ii) any recorded covenants, conditions or restrictions governing the Premises, and (iii) any applicable municipal or governmental permits and approvals.

Tenant will be solely responsible for all costs for installation, maintenance, repair and removal of all permitted sign(s). If Tenant fails to remove any such sign(s) upon termination of this Lease and repair any damage caused by such removal, Landlord may do so at Tenant's sole cost and expense. Tenant agrees to reimburse Landlord within ten (10) business days after demand for all costs incurred by Landlord to effect any removal on Tenant's account, which amount will be deemed Additional Rent.

ARTICLE XXIV
COMPLIANCE WITH LAW

Tenant shall not do anything or suffer anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance or other governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated, including without limitation the Americans with Disabilities Act of 1990 and applicable building codes (collectively "Applicable Laws"). At its sole cost and expense, Tenant shall promptly comply

with all such Applicable Laws which relate to (i) Tenant's use of the Premises for non general office use, (ii) the Alterations in the Premises, or (iii) the Base Building, but, as to the Base Building, only to the extent such obligations are triggered by Tenant's Alterations or use of the Premises for non general office use. The "Base Building" shall include the structural portions of the Building, and the public restrooms and the systems and equipment located in the internal core of the Building on the floor or floors on which the Premises are located. Should any standard or regulation now or hereafter be imposed on Landlord or Tenant by a state, federal or local governmental body charged with the establishment, regulation and enforcement of occupational, health or safety standards for employers, employees, landlords or tenants, then Tenant and Landlord agree, as applicable, to comply promptly with such standards or regulations. The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any governmental measures, shall be conclusive of that fact as between Landlord and Tenant. Subject to the foregoing, Landlord shall comply with all Applicable Laws which relate to the Base Building and the common areas of the Building.

ARTICLE XXV
LATE CHARGES

If any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee within five (5) days after said amount was due, then Tenant shall pay to Landlord a late charge equal to five percent (5%) of the overdue amount, plus any attorneys' fees incurred by Landlord by reason of Tenant's failure to pay Rent and/or other charges when due hereunder. The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner. In addition to the late charge described above, any Rent or other amounts owing hereunder which are not paid on or before the date they are due shall thereafter bear interest until paid at a rate per annum equal to twelve percent (12%) per annum, provided that in no case shall such rate be higher than the highest rate permitted by applicable law.

ARTICLE XXVI
LANDLORD'S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT

26.1 Landlord's Cure. All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any reduction of Rent. If Tenant shall fail to perform any of its obligations under this Lease, within a reasonable time after such performance is required by the terms of this Lease, Landlord may, but shall not be obligated to, after reasonable prior notice to Tenant, make any such payment or perform any such act on Tenant's part without waiving its right based upon any default of Tenant and without releasing Tenant from any obligations hereunder.

26.2 Tenant's Reimbursement. Except as may be specifically provided to the contrary in this Lease, Tenant shall pay to Landlord, within fifteen (15) days after delivery by Landlord to Tenant of statements therefor: (i) sums equal to expenditures reasonably made and obligations incurred by Landlord in connection with the remedying by Landlord of Tenant's defaults pursuant to the provisions of Section 26.1; (ii) sums equal to all losses, costs, liabilities, damages

and expenses referred to in Article 10 of this Lease; and (iii) sums equal to all expenditures made and obligations incurred by Landlord in collecting or attempting to collect the Rent or in enforcing or attempting to enforce any rights of Landlord under this Lease or pursuant to law, including, without limitation, all legal fees and other amounts so expended. Tenant's obligations under this Section 26.2 shall survive the expiration or sooner termination of the Lease Term.

ARTICLE XXVII
ENTRY BY LANDLORD

Landlord reserves the right at all reasonable times and upon reasonable notice to Tenant to enter the Premises to (i) inspect them; (ii) show the Premises to prospective purchasers, mortgagees or ground or underlying lessors, or, during the last twelve (12) months of the Lease Term, prospective tenants; (iii) post notices of nonresponsibility; or (iv) alter, improve or repair the Premises or the Building if necessary to comply with Applicable Laws, or for structural alterations, repairs or improvements to the Building. Notwithstanding anything to the contrary contained in this Article 27, Landlord may enter the Premises at any time to (A) perform services required of Landlord; (B) take possession due to any breach of this Lease in the manner provided herein; and (C) perform any covenants of Tenant which Tenant fails to perform. Landlord may make any such entries without the abatement of Rent and may take such steps as required to accomplish the stated purposes; provided, however, that any such entry shall be accomplished as expeditiously as reasonably possible and in a manner so as to cause as little interference to Tenant as reasonably possible. Except as provided in Section 10.1 of this Lease, Tenant hereby waives any claims for damages or for any injuries or inconvenience to or interference with Tenant's business, lost profits, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. For each of the above purposes, Landlord shall at all times have a key with which to unlock all the doors in the Premises, excluding Tenant's vaults, safes and special security areas designated in advance by Tenant. In an emergency, Landlord shall have the right to use any means that Landlord may deem proper to open the doors in and to the Premises. Any entry into the Premises by Landlord in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises.

ARTICLE XXVIII
TENANT PARKING

During the initial Lease Term and any Option Term, Tenant shall be entitled to use twenty-one (21) unreserved parking stalls in the Building's parking areas at an addition cost of Zero Dollars ($0.00) per stall per month. Should Tenant desire to use additional parking stalls, and Landlord has available parking spaces, Tenant shall be entitled to use such unreserved parking stalls at an additional cost of Twenty Dollars ($20.00) per stall per month. Tenant's unreserved spaces shall be used in common with other tenants in the Building. Tenant's continued right to use the parking spaces is conditioned upon Tenant's abiding by all rules and regulations which are prescribed from time to time for the orderly operation and use of the parking facility (including any agreements affecting offsite parking) and upon Tenant's cooperation in seeing that Tenant's employees and visitors also comply with such rules and regulations. Landlord specifically reserves the right to change the location, size, configuration, design, layout and all other aspects of the parking facility in question, and Tenant acknowledges

and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of Rent under this Lease, from time to time, close off or restrict access to the parking facility in question for purposes of permitting or facilitating any such construction, alteration or improvements, provided, however, Landlord shall use commercially reasonable efforts to locate alternative parking for Tenant during such temporary period within a reasonable distance from the Real Property. In no event shall Tenant and its employees and invitees use more than the number of parking spaces allocated to Tenant pursuant to this Article 28.

ARTICLE XXIX
HAZARDOUS MATERIALS

29.1 Definitions. As used in this Article 29, the following words or phrases shall have the following meanings:

(a) "Agents" means Tenant's partners, officers, directors, shareholders, employees, agents, contractors, assignees, subtenants and any other third parties entering upon the Real Property at the request or invitation of Tenant.

(b) "Claims" means claims, liabilities, losses, actions, environmental suits, causes of action, legal or administrative proceedings, damages, fines, penalties, loss of rents, liens, judgments, costs and expenses (including, without limitation, attorneys' fees and costs of defense, and consultants', engineers' and other professionals' fees and costs).

(c) "Hazardous Materials" means any: (i) Substance which is regulated by any Hazardous Materials Law; (ii) asbestos and asbestos-containing materials; (iii) urea formaldehyde; (iv) radioactive substance; (v) flammable explosives; (vi) petroleum, including crude oil or any fraction thereof; (vii) polychlorinated biphenyls; and (viii) "hazardous substances," "hazardous materials" or "hazardous waste" under any Hazardous Materials Law.

(d) "Hazardous Materials Laws" mean: (i) any existing or future federal, state or local law, ordinance regulation or code which protects health, safety or welfare, or the environment; (ii) any existing or future administrative or legal decision interpreting any such law, ordinance, regulation or code; and (iii) any common law theory which may result in Claims against Landlord, the Premises or the Real Property.

(e) "Permits" means any permit, authorization, license or approval required by any applicable governmental agency.

(f) "Substance" means any substance, material, product, chemical, waste, contaminant or pollutant.

(g) "Use" means use, generate, manufacture, produce, store, release, discharge, allow to exist and transport to or from the Real Property.

29.2 Use of Hazardous Materials. Without limiting the generality of this Article 29, and except as provided hereinbelow, Tenant covenants and agrees that Tenant and its Agents shall not bring into, maintain upon, or Use in or about the Real Property, or transport to or from the Real Property, any Hazardous Materials, nor shall Tenant or its Agents release or dispose of

any Hazardous Materials in, on, under or about the Real Property in violation of any Hazardous Materials Law. Notwithstanding the foregoing provisions, Tenant may Use any Substance typically found or used in premises for the Permitted Use permitted by this Lease, so long as: (a) any such Substance is typically found only in such quantity as is reasonably necessary and customary for Tenant's Permitted Use; (b) a list of such Hazardous Materials is provided to Landlord in writing prior to any such Use; (c) any such Substance and all equipment necessary in connection with the Substance are Used strictly in accordance with the manufacturers' instructions therefore; (d) no such Substance is released or disposed of in or about the Real Property in violation of any Hazardous Materials Law; (e) any such Substance and all equipment necessary in connection with the Substance are removed from the Real Property and Premises and transported for Use or disposal by Tenant in compliance with any applicable Hazardous Materials Laws upon the expiration or earlier termination of this Lease; and (f) Tenant and its Agents comply with all applicable Hazardous Materials Laws. Tenant shall not use or install in or about the Premises any asbestos or asbestos-containing materials.

29.3 Delivery of Notices. Tenant shall furnish to Landlord copies of all notices, claims, reports, complaints, warnings, asserted violations, documents or other communications received or delivered by Tenant, as soon as possible and in any event within five (5) days after such receipt or delivery, with respect to any actual or alleged Use, disposal or transportation of Hazardous Materials in or about the Premises and the Real Property. Whether or not Tenant received any such notice, claim, report, complaint, warning, asserted violation, document or other communication, Tenant shall immediately notify Landlord, orally and in writing, if Tenant or any of its Agents knows or has reasonable cause to believe that any Hazardous Materials, or a condition involving or resulting from the same, is present, in Use, has been disposed of, or transported to or from the Premises or the Real Property.

29.4 Cleanup and Remediation. If Tenant or its Agents violate any provision of this Article 29, then Tenant shall immediately notify Landlord in writing and shall be obligated, at Tenant's sole cost, to abate, remediate, clean-up and/or remove from the Real Property, and dispose of, all in compliance with all applicable Hazardous Materials Laws, all Hazardous Materials Used by Tenant or its Agents. Such work shall include, but not be limited to, all testing and investigation required by Landlord, Landlord's lender and/or ground Lessor, if any, and any governmental authorities having jurisdiction, and preparation and implementation of any remedial action plan required by any governmental authorities having jurisdiction. Tenant's indemnification covenant set forth in Section 29.6 shall extend to any enforcement or other action instituted by any governmental authority with respect to any such alleged requirement and, Tenant shall promptly, at Tenant's cost, comply with any requirement determined to be applicable to Tenant. All such work shall, in each instance, be conducted (a) to the satisfaction of the governmental authority having jurisdiction, if a governmental authority has assumed jurisdiction of such work, (b) to Landlord's reasonable satisfaction if a governmental authority has but declines to assume jurisdiction of such work or (c) to Landlord's reasonable satisfaction if there is no applicable governmental requirement with respect to such work and no governmental authority takes jurisdiction of such work. If Tenant does not reasonably comply with the provisions of this Section 29.4, then Landlord may, without prejudicing, limiting, releasing or waiving Landlord's rights under this Article 29, separately undertake such work, but only after first giving Tenant notice of its intent to do so and the opportunity to cure such default and Tenant shall promptly reimburse all costs incurred by Landlord.

29.5 Entry. Landlord shall have the right to enter and inspect the Premises, and the right to inspect Tenant's books and records, to verify Tenant's compliance with, or violations of, the provisions of this Article 29. Furthermore, Landlord may conduct such investigations and tests as Landlord or Landlord's lender may require. If either (a) as a result of such inspections or tests, Tenant is found to be in material breach of the provisions of this Article 29 or (b) as to any test or investigation requested by any governmental authority or Landlord's lender there is reasonable cause to believe that Tenant is in material breach of the provisions of this Article 29, then, in either such instance, Tenant, in addition to its other obligations set forth in this Article 29, shall promptly reimburse Landlord for all costs incurred in connection with such test or inspection.

29.6 Indemnity. Tenant shall indemnify, defend and hold harmless Landlord, its members and its and their respective successors, assigns, partners, directors, officers, shareholders, employees, agents, lenders, ground lessors and attorneys, and the Real Property, from and against any and all Claims incurred by such indemnified persons, or any of them, in connection with or as the result of: (a) the presence, Use or disposal of any Hazardous Materials in or about the Premises or Real Property by Tenant or its Agents; (b) any injury to or death of persons or damage to or destruction of property resulting from the presence, Use or disposal of any Hazardous Materials in or about the Premises or Real Property by Tenant or its Agents; (c) any violation by Tenant or its Agents of any Hazardous Materials Laws; and (d) any failure of Tenant or its Agents to observe the provisions of this Article 29.6. Tenant's obligations hereunder shall include, without limitation, and whether foreseeable or unforeseeable, all costs of any required or necessary testing, investigation, studies, reports, repair, clean-up, detoxification or decontamination of the Premises or Real Property, and the preparation and implementation of any closure, removal, remedial action or other required plans in connection therewith, and shall survive the expiration or earlier termination of the Term. For purposes of this indemnification provision, any acts or omissions of Tenant and its Agents (regardless of whether they are negligent, intentional, willful, or unlawful) shall be strictly attributable to Tenant. If, at any time after the initiation of any suit, action, investigation or other proceeding which could create a right of indemnification under this Article 29.6, Tenant is not complying with the provisions of Article 29.4, then Landlord may, without prejudicing, limiting, releasing or waiving the right of indemnification provided herein, separately defend or retain separate counsel to represent and control the defense as to Landlord's interest in such suit, action, investigation or other proceeding. Tenant shall pay all costs of Landlord's separate defense or counsel upon demand.

ARTICLE XXX
MISCELLANEOUS PROVISIONS

30.1 Binding Effect. Each of the provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also their respective successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 14 of this Lease.

30.2 No Air Rights. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease. If at any time any windows of the Premises are temporarily darkened or the light or view therefrom is obstructed by reason of any repairs, improvements, maintenance or cleaning in or about the

Building, the same shall be without liability to Landlord and without any reduction or diminution of Tenant's obligations under this Lease.

30.3 Modification of Lease. Should any current or prospective mortgagee or ground lessor for the Building require a modification or modifications of this Lease, which modification or modifications will not cause an increased cost or expense to Tenant or in any other way materially and adversely change the rights and obligations of Tenant hereunder, then and in such event, Tenant agrees that this Lease may be so modified and agrees to execute whatever documents are required therefor and deliver the same to Landlord within ten (10) days following the request therefor. Should Landlord or any such prospective mortgagee or ground lessor require execution of a short form of Lease for recording, containing, among other customary provisions, the names of the parties, a description of the Premises and the Lease Term, Tenant agrees to execute such short form of Lease and to deliver the same to Landlord within ten (10) days following the request therefor.

30.4 Transfer of Landlord's Interest. Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Real Property and Building and in this Lease, and Tenant agrees that in the event of any such transfer and a transfer of the Security Deposit, and assumption by the transferee of Landlord's obligations under this Lease, Landlord shall automatically be released from all liability under this Lease and Tenant agrees to look solely to such transferee for the performance of Landlord's obligations hereunder after the date of transfer. Tenant further acknowledges that Landlord may assign its interest in this Lease to a mortgage lender as additional security and agrees that such an assignment shall not release Landlord from its obligations hereunder and that Tenant shall continue to look to Landlord for the performance of its obligations hereunder.

30.5 Prohibition Against Recording. Except as provided in Section 30.3 of this Lease, neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant, and the recording thereof in violation of this provision shall make this Lease null and void at Landlord's election.

30.6 Captions. The captions of Articles and Sections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections.

30.7 Relationship of Parties. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant, it being expressly understood and agreed that neither the method of computation of Rent nor any act of the parties hereto shall be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant.

30.8 Time of Essence. Time is of the essence of this Lease and each of its provisions.

30.9 Partial Invalidity. If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term,

provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.

30.10 Landlord Exculpation. It is expressly understood and agreed that notwithstanding anything in this Lease to the contrary, and notwithstanding any applicable law to the contrary, the liability of Landlord Parties hereunder (including any successor landlord) and any recourse by Tenant against Landlord shall be limited solely and exclusively to the interest of Landlord in the Real Property and the Building, and neither Landlord, nor any of its constituent partners, shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant.

30.11 Entire Agreement. It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Lease and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. This Lease, and the exhibits and schedules attached hereto, contain all of the terms, covenants, conditions, warranties and agreements of the parties relating in any manner to the rental, use and occupancy of the Premises, shall be considered to be the only agreement between the parties hereto and their representatives and agents, and none of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto.

30.12 Right to Lease. Landlord reserves the absolute right to effect such other tenancies in the Building as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Building. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Building.

30.13 Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform (collectively, the "Force Majeure"), except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease, and except as to Tenant's obligations under Articles 5 and 24 of this Lease notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party's performance caused by a Force Majeure.

30.14 Notices.

30.14.1 General Notices. All notices, demands, statements, approvals or communications (collectively, "Notices") given or required to be given by either party to the other hereunder shall be in writing, shall be sent by United States certified or registered mail, postage prepaid, return receipt requested, by reputable overnight courier or delivered personally (i) to Tenant at the appropriate address set forth in Section 5 of the Summary, or to such other place as Tenant may from time to time designate in a Notice to Landlord; or (ii) to Landlord at

the addresses set forth in Section 3 of the Summary, or to such other firm or to such other place as Landlord may from time to time designate in a Notice to Tenant. Any Notice will be deemed given on the date it is mailed as provided in this Section 30.14 or upon the date personal delivery is made or attempted to be made. If Tenant is notified of the identity and address of Landlord's mortgagee or ground or underlying lessor, Tenant shall give to such mortgagee or ground or underlying lessor written notice of any default by Landlord under the terms of this Lease by registered or certified mail, and such mortgagee or ground or underlying lessor shall be given a reasonable opportunity to cure such default prior to Tenant's exercising any remedy available to Tenant.

30.14.2 Service of Legal Notices. In the event Landlord shall serve any Notice on Tenant or any Transferee in connection with the exercise by Landlord of any remedy afforded under Article 19, such Notice shall be delivered in accordance with the applicable requirements of California law.

30.15 Joint and Several. If there is more than one Tenant, the obligations imposed upon Tenant under this Lease shall be joint and several.

30.16 Authority. If Tenant is a corporation or partnership, each individual executing this Lease on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Lease and that each person signing on behalf of Tenant is authorized to do so.

30.17 Governing Law. This Lease shall be construed and enforced in accordance with the laws of the State of California.

30.18 Submission of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or an option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

30.19 Brokers. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the real estate brokers or agents specified in Section 12 of the Summary (the "Brokers"), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Landlord shall pay the brokerage commissions owing to the Brokers in connection with the transaction contemplated by this Lease pursuant to the terms of a separate written agreement between Landlord and the Brokers. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including without limitation reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party's dealings with any real estate broker or agent other than the Brokers. The terms of this Section 30.19 shall survive the expiration or earlier termination of the Lease Term.

30.20 Independent Covenants. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to

perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord's expense or to any setoff of the Rent or other amounts owing hereunder against Landlord; provided, however, that the foregoing shall in no way impair the right of Tenant to commence a separate action against Landlord for any violation by Landlord of the provisions hereof so long as notice is first given to Landlord and any holder of a mortgage or deed of trust covering the Building, Real Property or any portion thereof, of whose address Tenant has theretofore been notified, and an opportunity is granted to Landlord and such holder to correct such violations as provided above.

30.21 Building Name and Signage. Landlord shall have the right at any time to change the name of the Building and to install, affix and maintain any and all signs which are consistent with a first class office building on the exterior and on the interior of the Building as Landlord may, in Landlord's sole discretion, desire. Tenant shall not use the name of the Building or use pictures or illustrations of the Building in advertising or other publicity, without the prior written consent of Landlord.

30.22 Transportation Management. Tenant shall fully comply with all present or future governmentally mandated programs intended to manage parking, transportation or traffic in and around the Building, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation related committees or entities.

30.23 Successors. Except as otherwise expressly provided herein, the obligations of this Lease shall bind and benefit the successors and assigns of the parties hereto; provided, however, that no assignment, sublease or other transfer in violation of the provisions of Article 14 shall operate to vest any rights in any putative assignee, subtenant or transferee of Tenant.

30.24 Landlord Renovations. It is specifically understood and agreed that Landlord has no obligation and has made no promises to alter, remodel, improve, renovate, repair or decorate the Premises, Building, or any part thereof and that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant except as specifically set forth herein. However, Tenant acknowledges that Landlord may during the Lease Term renovate, improve, alter, or modify (collectively, the "Renovations") the Building, Premises, and/or Real Property, including without limitation the parking structure, common areas, systems and equipment, roof, and structural portions of the same; provided, however, that such Renovations shall not substantially interfere with Tenant's ability to access the Premises or Tenant's Permitted Use of the Premises. Tenant hereby agrees that such Renovations and Landlord's actions in connection with such Renovations shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent. Landlord shall have no responsibility or for any reason be liable to Tenant for any direct or indirect injury to or interference with Tenant's business arising from the Renovations, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant's personal property or improvements resulting from the Renovations or Landlord's actions in connection with such Renovations, or for any inconvenience or annoyance occasioned by such Renovations or Landlord's actions in connection with such Renovations.

IN WITNESS WHEREOF, Landlord and Tenant have caused their duly authorized representatives to execute this Lease as of the day and date first above written.

"Landlord"	"Tenant"
HEALTH RESEARCH ASSOCIATION, INC. a California nonprofit public benefit corporation	RESPONSE GENETICS, INC., a Delaware corporation
By: [signature]	By: [signature]
Its: Pres + CEO	Its: PRESIDENT AND CEO

EXHIBIT A

OUTLINE OF PREMISES

1640 Marengo Street, Suites 600 and 620

Los Angeles, CA 90033

EXHIBIT B

RULES AND REGULATIONS

Tenant shall faithfully observe and comply with the following Rules and Regulations. Landlord shall not be responsible to Tenant for the nonperformance of any of said Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Real Property. Landlord agrees that the Rules and Regulations shall be enforced in a non discriminatory manner.

1. Except as may be specifically provided in the Lease to which these Rules and Regulations are attached, no sign, placard, picture; advertisement, name or notice shall be installed or displayed on any part of the outside or inside of the Building without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, Tenant shall be permitted to hang pictures, works of art and other decorations on the interior portions of the Premises without obtaining Landlord's prior consent; provided, however, that in no event shall any decorations, signage or other materials be installed upon wood doors within the Premises (the parties agreeing that any such decorations, signage or other materials which would otherwise have been installed on such wood doors shall be installed on walls adjacent to such doors). Landlord shall have the right to remove, at Tenant's expense and without notice, any sign installed or displayed in violation of this rule.

2. If Landlord objects in writing to any curtains, blinder, shades, screens or hanging plants or other similar objects attached to or used in connection with any window or door of the Premises, or placed on any windowsill, which are visible from the exterior of the Premises, Tenant shall immediately discontinue such use. Tenant shall not place anything against or near glass partitions or doors or windows which may appear unsightly from outside the Premises.

3. Tenant shall not obstruct any sidewalks, halls, passages, exit, entrances, elevators, escalators or stairways of the Building. The halls, passages, exits, entrances, elevators, escalators and stairways are not open to the general public, but are open, subject to reasonable regulations, to Tenant's business invitees. Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation and interest of the Building and its tenants. No tenant and no employee or invitee of any tenant shall go upon the roof of the Building. Notwithstanding anything to the contrary contained herein, authorized representatives of Tenant shall be permitted access to the roof of the Building for repairs, maintenance and service of any telecommunications equipment of Tenant as may be installed upon such roof pursuant to this Lease, subject to reasonable rules and regulations is connection therewith as may hereafter be established by Landlord.

4. Tenant shall cooperate with Landlord in maintaining the Premises.

5. Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys of all doors in the Premises.

6. No deliveries shall be made which impede or interfere with the operation of the Building.

7. Landlord shall have the right to prescribe the weight, size and position of all equipment, materials, furniture or other property brought into the Building. Heavy objects shall, if considered necessary by Landlord, stand on such platforms as determined by Landlord to be necessary to properly distribute the weight, which platforms shall be provided at Tenant's expense. The persons employed to move such equipment in or out of the Building must be acceptable to Landlord. Landlord will not be responsible for loss of, or damage to, any such equipment or other property from any cause, and all damage done to the Building by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant.

8. Tenant shall not use or keep in the Premises any kerosene, gasoline or inflammable or combustible fluid or material other than those limited quantities necessary for the operation or maintenance of office equipment or other items related specifically to Tenant's permitted use of, or business operations within, the Premises. Tenant shall not use or permit to be used in the Premises any foul or noxious gas or substance, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors or vibrations, nor shall Tenant bring into or keep in or about the Premises any birds, fish or animals.

9. Tenant shall not use any method of heating or air conditioning other than that supplied by Landlord.

10. Landlord reserves the right, exercisable without notice and without liability to Tenant, to change the name and street address of the Building, provided that in the event Landlord voluntarily changes the name and/or street address of the Building, Landlord shall reimburse Tenant for Tenant's actual and reasonable out-of-pocket costs of replacing its then current stock of stationery and business cards and any applicable changes to Tenant's signage.

11. Tenant shall close and lock the doors of its Premises and entirely shut off all water faucets or other water apparatus, and electricity, gas or air outlets before Tenant and its employees leave the Premises.

12. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting frost the violation of this rule shall be borne by the tenant who, or whose employees or invitees, shall have caused it.

13. Tenant shall not use the Premises for any business or activity other than that specifically provided for in this Lease.

14. Canvassing, soliciting and distribution of handbills or any other written. material, and peddling in the Building are prohibited, and Tenant shall cooperate to prevent such activities.

15. Landlord reserves the right to exclude or expel from the Building any person who, in Landlord's judgment, is intoxicated or under the influence of liquor or drugs or who is in violation of any of the Rules and Regulations of the Building.

16. Except as otherwise permitted under this Lease, other than heating and re-heating in areas designated for such use, no cooking shall be permitted on the Premises.

17. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

18. Subject to the provisions of this Lease, Tenant's requirements will be attended to only upon appropriate application to the Building management office by an authorized individual. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord, and no employee of Landlord will admit any person (Tenant or otherwise) to any office without specific instructions from Landlord.

19. There shall be no smoking within the Building or immediately adjacent to Building entrances (except in areas immediately adjacent to Building entrances, if any, designated therefor by Tenant, subject to Landlord's prior written approval, which approval shall not be unreasonably withheld or delayed).

20. These Rules and Regulations are in addition to, and shall not he construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of the Lease.

21. Tenant shall not make or permit any noise or odors that annoy or interfere with other Tenants or persons having business within the office Building.

22. Tenant shall not alter any lock or install new or additional locks or bolts without prior management approval.

23. Tenant shall not employ any service or contractor for services or work to be performed in the Building, except as approved by Lessor.

24. Tenant shall not install, maintain, or operate any vending machines upon the Premises without Lessor's written consent.

25. Tenant assumes all risks from theft or vandalism and agrees to keep it's Premises locked as may be required.

26. Lessor reserve the right to waive any one of these rules or regulations, and/or as to any particular Tenant, and any such waiver shall not constitute a waiver of any other rule or regulations or any subsequent applications thereof to such Lessee.

27. Lessee reserves the right to make such other reasonable rules and regulations as it may from time to time deem necessary for the appropriate operation and safety of the Office Building and its occupants. Tenant agrees to abide by these and such rules and regulations.

28. Tenant stall be responsible for the observance of all of the foregoing rules by Tenant's employees, agents, customers, invitees and guests.

PARKING RULES

1. Parking areas shall be used only for parking by vehicles no longer than full size, passenger automobiles herein called "Permitted Size Vehicles." Vehicles other than Permitted Size Vehicles are herein referred to as "Oversized Vehicles."

2. Lessee shall not permit or allow any vehicle that belongs to or are controlled by Lessee or lessee's employees, suppliers, shippers, customers or invitees to be loaded, unloaded, or parked in areas other than those designated by Lessor for such activities.

3. Parking stickers or identification devices shall be the property of Lessor and be returned to Lessor by the holder thereof upon termination of the holder's parking privileges. Lessee will pay such replacement charge as is reasonably established by Lessor for the loss of such devices.

4. Lessor reserves the right to refuse the sale of monthly identification devices to any person or entity that willfully refuses to comply with the applicable rules, regulations, laws and/or agreements.

5. Lessor reserves the right to relocate all or a part of parking spaces from floor to floor, within one floor, and/or to reasonably adjacent offsite location(s), and to reasonably allocate them between compact and standard size spaces, as long as the same complies with applicable laws, ordinances and regulations.

6. Users of the parking area will obey all posted signed and park only in the areas designated for vehicle parking.

7. Unless otherwise instructed, every person using the parking area is required to park and lock his own vehicle. Lessor will not be responsible for any damage to vehicles, injury to persons or loss of property, all of which risks are assumed by the party using the parking area.

8. Validation, if established, will be permissible only by such method or methods as Lessor and/or its licensee may establish at rates generally applicable to visitors parking.

9. The maintenance, washing, waxing or cleaning of vehicles in the parking structure or Common Areas is prohibited.

10. Lessee shall be responsible for seeing that all of its employees, agents and invitees comply with the applicable parking rules, regulations, laws and agreements.

11. Lessor reserves the right to modify these rules and/or adopt such other reasonable and non-discriminatory rules and regulations as it may deem necessary for the proper operation of the parking areas.

12. Such parking use as is herein provided is intended merely as a license only and no bailment is intended or shall be created hereby.

13. Parking Lot hours to coincide with Building Hours.

EXHIBIT C

NOTICE OF LEASE TERM DATES

To: Kathleen Danenberg

Re: Office Lease dated September 16, 2004 between Health Research Association, a California non-profit public benefit corporation ("Landlord"), and Response Genetics, Inc., a Delaware Corporation ("Tenant") concerning Suite 600 and 620 on floor six (6) of the office building located at 1640 Marengo Street , Los Angeles, California, 90033

Gentlemen:

In accordance with the Office Lease (the "Lease"), we wish to advise you and/or confirm as follows:

1. The Premises are Ready For Occupancy, and the Lease Term shall commence on January 25, 2005 for a term of five (5)years ending on January 31, 2010.

2. Rent will commence to accrue on January 25, 2005, in the amount of $19,101.90/month.

3. If the Lease Commencement Date is other than the first day of the month, the first billing will contain a pro rata adjustment. Each billing thereafter, with the exception of the final billing, shall be for the full amount of the monthly installment as provided for in the Lease.

4. Your rent checks should be made payable to Health Research Association at 1640 Marengo Street, 7th Floor, Los Angeles, California, 90033.

EXHIBIT D

TENANT WORK LETTER

[Not applicable]

EXHIBIT E

ESTOPPEL CERTIFICATE

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Re:	Lease Dated: Original Landlord: Current Landlord: Tenant: Property: Premises: Commencement Date: Termination Date: Current Monthly Rent: Security Deposit:

Ladies and Gentlemen:

The undersigned hereby states, declares, represents and warrants to ______________ as follows:

1. Attached hereto as Exhibit "A" is a true, correct and complete copy of the above-referenced Lease including any amendments thereto. The Lease has not been amended (or further amended) or supplemented except to the extent set forth below:

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2. Tenant's only interest in the Property is the leasehold estate created under the Lease and Tenant has no option to purchase or right of first refusal with respect to the Property or any portion thereof except to the extent set forth below:

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3. All rent, any expense reimbursement charges and any other amounts required to be paid by Tenant under the Lease are current and have been paid in full through the current month, but not more than 30 days in advance of their due dates except as identified below:

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4. Tenant has not assigned or encumbered its interest in the Lease or sublet all or any portion of the Premises except to the extent set forth below:

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5. Tenant has accepted the Premises and all construction of improvements required to be performed or paid by Landlord under the Lease has been completed except to the extent set forth below:

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6. The Lease has been duly authorized, executed and delivered by Tenant, is in full force and effect, and contains the entire agreement between Landlord and Tenant with respect to the lease of the Premises.

7. The term of the Lease commenced as of the commencement date indicated above and shall expire on the termination date indicated above unless sooner terminated pursuant to the terms thereof.

8. Tenant has no right or option to renew or extend the term of the Lease or to enlarge the Premises except as set forth in the Lease.

9. The amount of monthly rent currently due and the security deposit (if any) paid by Tenant is as set forth above. No interest is due Tenant on such security deposit, and no other amount has been paid by Tenant to or for the account of Landlord, the return of which Tenant would be entitled to upon the expiration of the Lease.

10. Tenant has not received any written notice of any assignment, mortgage or pledge of Landlord's interest under the Lease or of the rents or other amounts payable thereunder.

11. No default, or any event or condition which with the passing of time or giving of notice, or both, would constitute a default on the part of either Tenant or, to the best of Tenant's knowledge, Landlord, exists under the Lease.

12. To the best of Tenant's knowledge, no claim against Tenant or dispute exists between Tenant and Landlord under the Lease. Tenant has no knowledge of any claim, offset or defense against Landlord under the Lease.

13. All insurance required of Tenant under the Lease, if any, has been obtained by Tenant and all premiums now due have been paid.

14. There has not been filed by or against Tenant, and Tenant is not aware of, any pending or threatened petition in bankruptcy (voluntary or otherwise) or any assignment for the benefit of creditors.

15. **[Tenant is aware that Landlord has obtained from _______ or applied to _______ for a loan (the "Loan") secured by, among other things, a Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing (the "Deed of Trust") in favor of _______ encumbering the Property and all improvements now or hereafter situated on the Property.]**

16. **[During the term of the Loan, Tenant will not enter into any agreement with Landlord to amend, modify or extend the Lease or any interest of Tenant thereunder without the prior written consent of _______ and any such purported agreement shall not be valid or effective against _______ without its prior written consent.]**

17. Tenant acknowledges that _______ is relying on this Tenant Estoppel Certificate [**in considering a Loan to Landlord**]. Tenant represents and warrants to _______ that this Tenant Estoppel Certificate is a valid and authorized certificate of Tenant and the person(s) executing this Tenant Estoppel Certificate on behalf of Tenant have the authority to do so. This Tenant Estoppel Certificate shall inure to the benefit of Bank and its successors and assigns.

Dated this ________ day of _________, 20__

TENANT: ___________________________

By: ______________________________
Name: ____________________________
Title: _____________________________

EXHIBIT A-1
EXPANSION COMMENCEMENT DATE CERTIFICATE
Suite 701

RE: Lease dated as of September 16, 2004, between Health Research Association, Inc., a non-profit benefit corporation (Landlord) and Response Genetics, Inc., a Delaware corporation ("Tenant"), as amended by that First Amendment to Lease ("Amendment") dated as of February 1, 2006, for premises located at 1640 Marengo Street, Los Angeles, California.

In accordance with the subject Lease, we wish to advise and confirm the following:

1. Tenant is in possession of Suite 701 ("Expansion Space"), and the Expansion Commencement Date as defined in the Amendment is March 15, 2006 and that the term ends on January 31, 2010, unless Tenant exercises its option to extend such term in accordance with 2.2 of the Existing Lease.
2. The Rentable Square Feet for Suite 701 is 848 square feet.
3. If the Expansion Commencement Date is other than the first day of the month, the first billing will contain a pro rata adjustment. Each billing thereafter shall be for the full amount of the monthly installment as provided for in said Lease.
4. Except as otherwise stated in the subject Lease, Rent is due and payable in advance on the first day of each and every month during the term of said Lease
5. Rent checks should be made payable to and addressed to:

   Health Research Association
   c/o Charles Dunn Real Estate Services
   800 West Sixth Street, 6th Floor
   Los Angeles, California 90017-2709

LANDLORD:	TENANT:
HEALTH RESEARCH ASSOCIATION, INC.	RESPONSE GENETICS, INC.
Kathleen Hurtado	Kathleen Danenberg
Kathleen Hurtado President & CEO	Kathleen Danenberg President & CEO

EXHIBIT A-2
EXPANSION COMMENCEMENT DATE CERTIFICATE
Suite 400(C)

RE: Lease dated as of September 16, 2004, between Health Research Association, Inc., a non-profit benefit corporation (Landlord) and Response Genetics, Inc., a Delaware corporation ("Tenant"), as amended by that First Amendment to Lease ("Amendment") dated as of February 1, 2006, for premises located at 1640 Marengo Street, Los Angeles, California.

In accordance with the subject Lease, we wish to advise and confirm the following:

1. Tenant is in possession of Suite 400(C) ("Expansion Space"), and the Expansion Commencement Date as defined in the Amendment is August 1, 2006 and that the term ends on January 31, 2010, unless Tenant exercises its option to extend such term in accordance with 2.2 of the Existing Lease.
2. The Rentable Square Feet for Suite 400C is 1,105 square feet.
3. If the Expansion Commencement Date is other than the first day of the month, the first billing will contain a pro rata adjustment. Each billing thereafter shall be for the full amount of the monthly installment as provided for in said Lease.
4. Except as otherwise stated in the subject Lease, Rent is due and payable in advance on the first day of each and every month during the term of said Lease
5. Rent checks should be made payable to and addressed to:

   Health Research Association
   c/o Charles Dunn Real Estate Services
   800 West Sixth Street, 6th Floor
   Los Angeles, California 90017-2709

LANDLORD:

HEALTH RESEARCH ASSOCIATION, INC.

Dennis M Lee
Chief Financial Officer

TENANT:

RESPONSE GENETICS, INC.

Eric E Alcorn
Chief Financial Officer